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                                                     EXHIBIT II


                   BUSINESS COMBINATION AGREEMENT

                              AMONG

                          INTERCEL, INC.,

                    POWERTEL PCS PARTNERS, L.P.,

               THE PARTNERS OF POWERTEL PCS PARTNERS, L.P.

                                AND

            THE STOCKHOLDERS OF CERTAIN OF THE PARTNERS OF
                    POWERTEL PCS PARTNERS, L.P.


                             Dated as of
                           August 23, 1995


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BUSINESS COMBINATION AGREEMENT


     THIS BUSINESS COMBINATION AGREEMENT is entered into as of August 23, 1995 among InterCel, Inc., a Delaware corporation ("InterCel"), Powertel PCS Partners, L.P., a Delaware limited partnership ("Powertel") (InterCel and Powertel being sometimes referred to as the "Companies" and individually as a "Company"), the partners of Powertel specified on Exhibits A and B (the "Partners" or individually, a "Partner"), and the stockholders of the Partners specified on Exhibit B (the "Stockholders" or individually, a "Stockholder").

     WHEREAS, the Partners own all of the partnership interests
(the "Partnership Interests") of Powertel; and

     WHEREAS, the Stockholders own all of the issued and outstanding shares of common stock of the Partners set forth opposite their names on Exhibit B (the "Common Stock" and

     WHEREAS, the Partners specified on Exhibit A desire to sell and InterCel desires to purchase all of the Partnership Interests specified on Exhibit A at the price and upon the terms and conditions hereinafter set forth; and

     WHEREAS, the Stockholders desire to sell and InterCel desires to purchase all of the issued and outstanding shares of Common
Stock at the price and upon the terms and conditions hereinafter set forth; and

     WHEREAS, the Board of Directors of InterCel and the Partners Committee of Powertel have determined that it is advisable that Powertel be combined with InterCel (the "Business Combination") on the terms and conditions hereinafter set forth, and the Board of Directors and the Partners Committee have adopted resolutions approving this Business Combination Agreement and the transactions contemplated hereby;




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     NOW, THEREFORE, in consideration of the foregoing and of the mutual covenants and agreements hereinafter set forth, the parties hereto hereby agree as follows:

DEFINITIONS

     For all purposes of this Business Combination Agreement, certain capitalized terms specified on Exhibit C shall have the meanings set forth on Exhibit C, except as otherwise expressly provided.

2.  BUSINESS COMBINATION; EXCHANGE OF PARTNERSHIP INTERESTS
    AND COMMON STOCK

    2.1.  Effective Time

          Subject to the provisions hereof, the contribution of Partnership Interests and Common Stock to InterCel shall become effective when (a) all of the Partnership Interests to be transferred to InterCel by the Partners specified on Exhibit A in exchange for shares of InterCel Common Stock and (b) all of the number of shares of issued and outstanding Common Stock set forth opposite the name of each Stockholder on Exhibit B (which constitute all of the outstanding shares of capital stock of the Partners set forth opposite the names of the Stockholders on Exhibit B) to be transferred to InterCel by the Stockholders in exchange for shares of InterCel Common Stock have been so transferred (the "Effective Time").

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    2.2.  Receipt of InterCel Common Stock for Partnership
          Interests or Common Stock

          In consideration of the Business Combination and subject to the terms and conditions hereof, (a) all of the Partnership Interests specified on Exhibit A outstanding immediately prior to the Business Combination (except for those owned by InterCel PCS Services, Inc., which shall be extinguished) and (b) all of the shares of Common Stock issued and outstanding immediately prior to the Business Combination shall, at the Effective Time, be contributed to InterCel in exchange for shares of InterCel Common Stock. Each Partner shall receive the number of shares of InterCel Common Stock set forth opposite such Partner's name on Exhibit A and each Stockholder shall receive the number of shares of InterCel Common Stock set forth opposite such Stockholder's name on Exhibit B.

3.  ADDITIONAL AGREEMENTS, UNDERTAKINGS AND COVENANTS

          InterCel, on the one hand, and Powertel, the Partners and the Stockholders, jointly and severally on the other hand (as applicable), hereby covenant and agree with each other as follows:


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   3.1.   Consents and Approvals

          3.1.1. General

          InterCel, Powertel, the Partners and the Stockholders shall take all measures reasonably necessary or advisable to secure such consents, authorizations and approvals of governmental and supragovernmental authorities and of private persons or entities with respect to the transactions contemplated by, resulting from or related to this Business Combination Agreement, and to the performance of all other obligations of such parties contemplated hereunder, resulting herefrom or related hereto as may be required by any applicable statute or regulation of the United States or any country, state or other jurisdiction or by any provision of bylaws or certificate or articles of incorporation or by any Agreement of any kind whatsoever to which InterCel, Powertel, any Partner or any Stockholder is a party or by which InterCel, Powertel, any Partner or any Stockholder is bound. InterCel, Powertel, the Partners and the Stockholders shall (a) cooperate in the filing of all forms, notifications, reports and information, if any, required or reasonably deemed advisable pursuant to applicable statutes, rules, regulations or orders of any governmental or supragovernmental authority in connection with the transactions contemplated by this Business Combination Agreement and (b) use their respective good faith efforts to cause any applicable waiting periods thereunder to expire and any objections to the transactions contemplated hereby to be withdrawn before the Closing.

          3.1.2.  Hart-Scott-Rodino

          In addition to the obligations set forth in Section
3.1.1, as promptly as practicable following the execution of this Business Combination Agreement, Powertel, the Partners, the

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Stockholders and InterCel shall complete any filing that may be required pursuant to Hart-Scott-Rodino, or shall mutually agree that no such filing is required. Powertel, the Partners, the Stockholders and InterCel shall diligently take (or fully cooperate in the taking of) all actions, and provide any additional information, required or reasonably requested in order to comply with the requirements of Hart-Scott-Rodino. InterCel and Powertel shall each pay one-half of the Hart-Scott-Rodino filing fee.

          3.1.3.  Federal Communications Commission

          In addition to the obligations set forth in Section 3.1.1, as promptly as practicable, each of InterCel and Powertel shall diligently take (and the other parties shall fully cooperate in the taking of) all actions, and provide all information, required or reasonably requested in order to obtain prior to the Closing Date the consent of the Federal Communications Commission to all of the transactions contemplated by this Business Combination Agreement.


          3.1.4.  Stockholders' Meeting

          As promptly as practicable following execution of this Business Combination Agreement, the Board of Directors of InterCel shall cause to be duly called and held a meeting of its stockholders for the purpose (among other things) of considering and approving all actions requiring stockholder approval which are

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required or necessary in connection with the consummation of this
Business Combination Agreement and the transactions contemplated hereby, and InterCel shall recommend to its stockholders the approval of all such actions. Each Partner and each Stockholder shall, and shall use its best efforts to ensure that each of its Affiliates shall, cast all votes that it may have as a result of ownership of InterCel Common Stock in favor of approval of all actions requiring stockholder approval which are required or necessary in connection with the consummation of this Business Combination Agreement and the transactions contemplated hereby.

   3.2.  Operation of Business of the Companies

         3.2.1.  Preserve Business

         Except as expressly agreed to by the other Company, each Company shall, through the Effective Time, (a) preserve its business organizations and its present relationships with customers, suppliers, consultants, employees and any other persons having business relations with such Company; and (b) maintain all of its Assets in customary repair and condition.


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         3.2.2  Conduct Business in Ordinary Course
         Except as contemplated by this Business Combination Agreement, as expressly agreed to by the other Company, or as reasonably required to carry out its obligations hereunder, each Company shall, through the Effective Time, conduct its business only in the Ordinary Course of Business and, in addition, shall not: (i) issue any capital stock or partnership interest or any options, warrants or other rights to subscribe for or purchase any of its capital stock or partnership interests or any securities convertible into or exchangeable for its capital stock or partnership interests other than, in the case of InterCel, as contemplated by Section 8.7 and issuances and grants in connection with its stock option and restricted stock plans; (ii) declare, set aside or pay any dividend or distribution with respect to its capital stock or partnership interests; (iii) directly or indirectly redeem, purchase or otherwise acquire any of its capital stock or partnership interests; (iv) effect a split, reclassification or other similar change in or of any of its capital stock or partnership interests; (v) amend its certificate of incorporation (other than, in the case of InterCel, as contemplated by Section 3.9) or bylaws or its certificate of limited partnership or limited partnership agreement; (vi) sell or otherwise dispose of any interest in any material Asset (other than in the Ordinary Course of Business); or (vii) violate any Law.


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         3.2.3.  Notice of Adverse Change

         Each Company shall notify the other Company promptly of any material adverse change in the business, operations, prospects, condition (financial or otherwise), Assets or liabilities of such Company, and shall provide information (including, without limitation, copies of all Documents relating thereto) concerning all Claims instituted, threatened or asserted against or affecting such Company, or its business or Assets at law or in equity or admiralty, before or by any court or governmental authority.

         3.2.4.  Books of Record and Account; Financial
                 Statements

         Each Company shall keep proper books of record and account in which true and complete entries will be made of all transactions in accordance with generally accepted accounting principles applied on a basis consistent with prior periods, and shall supply to the other Company quarterly unaudited consolidated balance sheets and statements of income of such Company, prepared in compliance with
Section 4.5, within 45 days after the end of each quarter, and such

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other Documents (financial or otherwise) as the other Company shall reasonably request.  All such financial statements and other
Documents shall be attached to and made a part of such Company's
Disclosure Schedule, but shall not excuse breaches of representations, warranties, covenants and Agreements disclosed in such statements and other Documents.

   3.3.  Taxes

         3.3.1.  Cooperation

         InterCel, Powertel, the Partners and the Stockholders shall cooperate with, and make available to, each other such Tax data, Tax Returns, and other information as may be reasonably requested in connection with (a) the preparation or filing of any Tax Return, election, consent, or certification, or any claim for refund, (b) any determinations of liability for Taxes, or (c) any audit, examination, or other proceeding in respect of Taxes ("Tax Data"). Without limiting the foregoing, each such entity or person shall provide explanations and background information and permit the copying of the books, records, schedules, work papers, notices, revenue agent reports, settlement or closing agreements, and other documents containing the Tax Data ("Tax Documentation").

         3.3.2.   Retention of Information

         The Tax Data and the Tax Documentation shall be retained until one year after the expiration of the applicable statute of limitations (including extensions thereof); provided, however, that in the event that an audit, examination, investigation, or other proceeding has been instituted prior to the expiration of the applicable statue of limitations (or in the event of any Claim under this Business Combination Agreement), the information shall be retained until there is a final determination thereof (and the time for any appeal has expired).

         3.3.3. Tax Reporting

         To the extent permitted under applicable Tax Laws, the Business Combination shall be reported as a tax-free contribution pursuant to section 351 of the Code in all federal, state, and local Tax Returns filed after the Effective Time.
Notwithstanding any other provision of this Business Combination Agreement, the obligations set forth in this Section 3.3.3 shall

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survive the Effective Time without limitation as to time or in any other respect. Neither InterCel nor any of its officers or directors shall be liable to Powertel, any of the Partners or any of the Stockholders because of any failure of the Business Combination to qualify as a tax-free contribution pursuant to section 351 of the Code.

   3.4.  No Inconsistent Negotiations

         Subject to fiduciary obligations under law as advised by counsel in writing, neither Powertel nor any of the Partners or Stockholders shall, nor shall any of them permit or authorize any director, officer, employee or other agent of Powertel or any of the Partners or Stockholders, directly or indirectly, to:

        (i) take any action to solicit, initiate or encourage the submission of a Proposal, or

        (ii) participate in any negotiations regarding, or furnish to any other person, entity or group any non-public information with respect to, or otherwise cooperate in any way with, or assist or participate in, facilitate, or encourage, any effort or attempt by any other person, entity or group to do or seek any of the foregoing.

     In addition, Powertel, the Partners and the Stockholders shall use their best efforts to cause any financial adviser engaged by Powertel, any Partner or any Stockholder for any purpose within the past 12 months to refrain from taking any of the actions referred to in clause (i) or (ii) of the immediately preceding sentence. Subject to fiduciary obligations under law, as advised by counsel in writing, Powertel, the Partners and the Stockholders shall immediately cease and cause to be terminated any existing discussions or negotiations with any parties (other than InterCel) conducted heretofore with respect to any of the foregoing. Powertel, the Partners or the Stockholders shall notify InterCel promptly if any Proposal, or any inquiry or contact with any person with respect thereto, is made and shall, in any such notice to InterCel, indicate in reasonable detail the identity of the offeror

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and the terms and conditions of the Proposal, including the proposed financing for such Proposal. Powertel, the Partners or the Stockholders shall respond to any such Proposal only to the extent required by fiduciary obligations under law, as advised by counsel in writing.

   3.5.  News Releases

         Except as may be otherwise necessary and appropriate in connection with securities laws and regulations and The Nasdaq Stock Market requirements, neither InterCel nor Powertel (nor any Partner or Stockholder) shall issue or approve any news release or other public announcement concerning the transactions contemplated by this Business Combination Agreement without the prior approval of InterCel and Powertel (which approval shall not be unreasonably withheld or delayed).

   3.6.  Subsequent Events

         Each Company (and, in the case of Powertel, the Partners and the Stockholders) shall notify the other Company promptly in writing of the occurrence of any event, or the failure of any event to occur, prior to the Effective Time, that results in an omission from, or breach of, any of the covenants, representations or warranties made by or on behalf of such Company, the Partners or the Stockholders in this Business Combination Agreement, the applicable Disclosure Schedule or any other Document Furnished in connection with or pursuant to this Business Combination Agreement, but such notification shall not excuse breaches of representations, warranties, covenants or Agreements disclosed in such notification.

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   3.7.  Notice of Litigation
         Any Partner or Stockholder that institutes litigation involving or related to this Business Combination Agreement shall notify all other Partners and Stockholders not party to such litigation promptly in writing of the institution of such litigation.

   3.8.   Waiver of Transfer Restrictions

          Powertel and each of the Partners hereby waive the applicability of the provisions of Section 9 of the Agreement of Limited Partnership of Powertel dated October 26, 1994, as amended, in connection with this Business Combination Agreement and the transactions contemplated hereby.

   3.9.  Certificate of Incorporation

         Prior to the Effective Time, InterCel shall amend its Certificate of Incorporation substantially in the form set forth on Exhibit G.

   3.10.  Directors

          InterCel shall use its best efforts to insure that, commencing at the Effective Time, the Board of Directors of InterCel shall consist of (a) Donald W. Burton, Bert G. Clifford and Maurice P. O'Connor, each to serve until the annual meeting of stockholders in 1996 and until his successor is elected; (b) O. Gene Gabbard, William B. Timmerman and Donald W. Weber, each to serve until the annual meeting of stockholders in 1997 and until his successor is elected; and (c) Lawrence M. Gressette, Jr.,

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Campbell B. Lanier, III and Allen E. Smith, each to serve until the annual meeting of stockholders in 1998 and until his successor is elected

4.  REPRESENTATIONS AND WARRANTIES OF POWERTEL, THE PARTNERS
    AND THE STOCKHOLDERS

         Except as specifically set forth in the Powertel Disclosure Schedule (with a disclosure with respect to a Section of this Business Combination Agreement to require a specific reference in the Powertel Disclosure Schedule to the Section of this Business Combination Agreement to which each such disclosure applies, and no disclosure to be deemed to apply with respect to any Section to which it does not expressly apply), Powertel, each of the Partners and each of the Stockholders jointly and severally represent and warrant (which representation and warranty shall be deemed to include the disclosure with respect thereto so specified in the Powertel Disclosure Schedule) to InterCel and agree with InterCel as follows:

     4.1.  Organization and Standing

           Powertel is a limited partnership duly organized, validly existing and in good standing under the laws of the State of Delaware. Powertel has the full and unrestricted partnership power and authority to own, operate and lease its Assets, to carry on its business as currently conducted, to execute and deliver this Business Combination Agreement and to carry out the transactions contemplated hereby. Powertel is duly qualified to conduct business as a foreign limited partnership and is in good standing in the states, countries and territories listed on the Powertel Disclosure Schedule. Powertel is not qualified to conduct business in any other jurisdiction, and neither the nature of the business conducted by Powertel nor the character of the Assets owned, leased or otherwise held by it makes any such qualification necessary except for such jurisdictions wherein

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the absence of licensing or qualification as a foreign limited partnership would not have a material adverse effect upon the business of Powertel as currently conducted.

     4.2.  Subsidiaries

           Powertel has no Subsidiaries and no equity investment or other interest in, nor has Powertel made advances or loans to, any corporation, association, partnership, joint venture or other entity.

     4.3.  Certificate of Limited Partnership and Limited
           Partnership Agreement

           Powertel has Furnished to InterCel a true and complete copy of the certificate of limited partnership of Powertel, as currently in effect, and a true and complete copy of the partnership agreement of Powertel, including all amendments thereto, as currently in effect.

     4.4.  Capitalization

           The authorized partnership capital of Powertel totals $144,500,001 and consists of 87.0111% general partner interests and 12.9889% limited partner interests. There are no outstanding securities convertible into or exchangeable for Partnership Interests and no outstanding options, rights (preemptive or otherwise), or warrants to purchase or to subscribe for any Partnership Interests or other securities of Powertel. There are no outstanding Agreements affecting or relating to the voting,

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issuance, purchase, redemption, repurchase or transfer of
Partnership Interests or any other securities of Powertel, except for the Powertel Partnership Agreement and except as contemplated hereunder.

     4.5.  Financial Statements

           Powertel has prepared and Furnished to InterCel and there are included as exhibits that are part of the Powertel Disclosure Schedule, the audited balance sheets of Powertel as of the end of the fiscal year ending in 1994 and the audited statements of operations, cash flows and changes in partners' capital for such fiscal year, accompanied by the related report of Arthur Andersen LLP, independent certified public accountants. Powertel also has prepared and Furnished to InterCel, within 45 days after the end of any quarter referenced in this Section 4.5, and there are included as exhibits that are part of the Powertel Disclosure Schedule, the unaudited balance sheets of Powertel as of the end of each quarter of Powertel ending after December 31, 1994, and the unaudited statements of operations, cash flows and changes in partners' capital for the quarter then ended. All of the financial statements, including, without limitation, the notes thereto, referred to in this Section 4.5 or Furnished to InterCel after the date hereof pursuant to this Business Combination
Agreement: (a) are in accordance with the books and records of Powertel; (b) present fairly the financial position of Powertel as of the respective dates and the results of operations and changes in financial position for the respective periods indicated; and (c) have been prepared in accordance with generally accepted accounting principles applied on a basis consistent with prior accounting periods, except in the case of interim financial statements for normal year-end adjustments and the absence of footnote disclosures. The Powertel Disclosure Schedule sets forth all changes in accounting methods (for financial accounting purposes) at any time made, agreed to, requested or required with respect to Powertel.

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     4.6.  Reports and Records

           All returns, reports and statements relating to the Assets of Powertel currently required to be filed by Powertel with any Regulatory Authority have been filed and complied with and are true, correct and complete in all material respects. All such returns, reports and statements shall continue to be filed on a current basis until the Closing Date, and will be true, correct and complete in all material respects. All logs and business records of every type and nature relating to the business and operations of Powertel and the Powertel Licenses and other records pertaining to the business and operations of Powertel have been maintained in all material respects in accordance with good business practices and the rules of the Federal Communications Commission.

     4.7.  Powertel Licenses

           Powertel holds all the Powertel Licenses, all of which are described in the Powertel Disclosure Schedule, and such Powertel Licenses constitute all authority from any and all governmental authorities and Regulatory Authorities, that are necessary to carry on the personal communications services business and other operations of Powertel as presently proposed to be conducted. The Powertel Licenses are valid and in full force and effect through the respective dates indicated in the Powertel Disclosure Schedule; no notice of cancellation, default or dispute has been received by or is known to the Partners, the Stockholders or Powertel; and there are no orders, complaints, proceedings or investigations, pending or, so far as the Partners or the Stockholders know, threatened, that would affect the validity of the Powertel Licenses. Except as indicated in the Powertel Disclosure Schedule, there is no material violation relating to the Powertel Licenses or any of the Assets of Powertel of any rules and regulations of any Regulatory Authority, and Powertel is in compliance in all material respects with the terms and conditions of the Powertel Licenses. If notice of any such violation is received or if any Partner or Stockholder hereafter becomes aware of any such violation, such Partner or Stockholder shall promptly notify InterCel, and Powertel at its own expense shall cure all such violations prior to the Closing.

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     4.8.  Taxes

           4.8.1.  Filed Returns

           Powertel has (or, in the case of returns becoming due after the date hereof and on or before the Effective Time, will have prior to the Effective Time) duly filed all Powertel Tax Returns required to be filed by Powertel on or before the Closing Date with respect to all applicable Taxes. No penalties or other charges are or will become due with respect to any of the Powertel Tax Returns as the result of the late filing thereof. Except as set forth in the Powertel Disclosure Schedule, all of the Powertel Tax Returns are (or, in the case of returns becoming due after the date hereof and on or before the Closing Date, will be) true and complete in all respects. Powertel: (i) has paid all Taxes due or claimed to be due by any Taxing authority in connection with any of the Powertel Tax Returns (without regard to whether or not such Taxes are shown as due on such Powertel Tax Returns); or (ii) has established (or, in the case of amounts becoming due after the date hereof, prior to the Closing Date will have paid or established) in financial statements provided to InterCel pursuant to this Business Combination Agreement adequate reserves (in conformity with generally accepted accounting principles consistently applied) for the payment of such Taxes.

           4.8.2.  Tax Liability

           Powertel, either in its own right or as a transferee, has or on the Closing Date will have no liability for Taxes payable for or with respect to any periods prior to and including the Closing Date in excess of the amounts actually paid prior to the Closing Date or reserved for in financial statements Furnished to InterCel pursuant to this Business Combination Agreement.

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           4.8.3.  Tax Audits

           There is no action, suit, proceeding, audit, investigation or claim pending or, to the knowledge of Powertel, the Partners or the Stockholders, threatened in respect of any Taxes for which Powertel is or may become liable, nor has any deficiency or claim for any such Taxes been proposed, asserted or, to the knowledge of Powertel, the Partners or the Stockholders, threatened. Powertel has not consented to any waivers or extensions of any statute of limitations with respect to any taxable year of Powertel. There is no Agreement, waiver or consent providing for an extension of time with respect to the assessment or collection of any Taxes against Powertel, and no power of attorney granted by Powertel with respect to any tax matters is currently in force.

           4.8.4.  Tax Returns
           Powertel has Furnished to InterCel true and complete copies of all Powertel Tax Returns and all written communications relating to any such Powertel Tax Returns or to any deficiency or claim proposed and/or asserted, irrespective of the outcome of such matter, but only to the extent such items relate to tax years (a) that are subject to an audit, investigation, examination or other proceeding, or (b) with respect to which the statute of limitations has not expired.

           4.8.5  Miscellaneous

           Powertel (a) is not and has never been a partner in a partnership or an owner of an interest in an entity treated as a partnership for federal income tax purposes; (b) is not subject to
Section 999 of the Code; and (c) is not a party to an Agreement relating to the sharing, allocation or payment of, or indemnity for, Taxes.

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     4.9.  Restrictions and Consents

           There are no Agreements, Laws or other restrictions of any kind to which Powertel (or any Asset thereof) is party or subject that would prevent or restrict the execution, delivery or performance of this Business Combination Agreement or result in any penalty, forfeiture, Agreement termination, or restriction on business operations of InterCel or Powertel as a result of the execution, delivery or performance of this Business Combination Agreement. The Powertel Disclosure Schedule lists all such Agreements and Laws that reasonably could be interpreted or expected to require the consent or acquiescence of any person or entity not party to this Business Combination Agreement with respect to any aspect of the execution, delivery or performance of this Business Combination Agreement or any transaction otherwise resulting from or related hereto by Powertel, any of the Partners or any of the Stockholders, and sets forth the name(s) of the person or entity required to provide such consent or acquiescence.

     4.10.  Authorization

            The execution, delivery and performance by Powertel of this Business Combination Agreement and all other Documents contemplated hereby, the fulfillment of and compliance with the respective terms and provisions hereof and thereof, and the consummation by Powertel of the transactions contemplated hereby and thereby or related hereto or thereto, do not and will not: (a) require any consent or approval of Powertel, any of the Partners or any of the Stockholders or Affiliates thereof that has not been obtained prior to the execution of this Business Combination Agreement by Powertel, and all such required consents or approvals are set forth in the Powertel Disclosure Schedule and are final and in full force and effect on the date hereof; (b) conflict with, or violate any provision of, any Law having applicability to Powertel or any of its Assets, or any provision of the certificate of limited partnership or limited partnership agreement of Powertel;
(c) conflict with, or result in any breach of, or constitute a default under any Agreement to which Powertel is a party or by which it or any of its Assets may be bound; or (d) result in or require the creation or imposition of or result in the acceleration of any indebtedness, or of any Encumbrance of any nature upon, or with respect to, Powertel or any of the Assets now owned or hereafter acquired by Powertel.

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     4.11.  Absence of Violation

            Powertel is not in violation of or default under, nor has it breached, any term or provision of its certificate of limited partnership or limited partnership agreement, as amended, or any Agreement or restriction to which Powertel is a party or by which Powertel or any Asset thereof is bound or affected. Powertel has complied in all material respects and is in compliance in all material respects with all Laws. Neither Powertel, nor any of its officers, employees or agents (or Partners, distributors, representatives or other persons acting on the express, implied or apparent authority of Powertel) have paid, given or received or have offered or promised to pay, give or receive, any bribe or other unlawful, questionable or unusual payment of money or other thing of value, any extraordinary discount, or any other unlawful or unusual inducement, to or from any person, business association or governmental official or entity in the United States or elsewhere in connection with or in furtherance of the business of Powertel (including, without limitation, any offer, payment or promise to pay money or other thing of value (i) to any foreign official or political party (or official thereof) for the purposes of influencing any act, decision or omission in order to assist Powertel in obtaining business for or with, or directing business to, any person, or (ii) to any person, while knowing that all or a portion of such money or other thing of value will be offered, given or promised to any such official or party for such purposes). The business of Powertel is not in any manner dependent upon the making or receipt of such payments, discounts or other inducements.

     4.12.  Binding Obligation

            This Business Combination Agreement constitutes a valid and binding obligation of Powertel, enforceable in accordance with its terms; and each Document to be executed by Powertel pursuant hereto, when executed and delivered in accordance with the provisions hereof, shall be a valid and binding obligation of Powertel, enforceable in accordance with its terms.

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

5.  REPRESENTATIONS AND WARRANTIES OF EACH PARTNER AND EACH
    STOCKHOLDER

     Except as specifically set forth in the Powertel Disclosure Schedule (with a disclosure with respect to a Section of this Business Combination Agreement to require a specific reference in the Powertel Disclosure Schedule to the Section of this Business Combination Agreement to which each such disclosure applies, and no disclosure to be deemed to apply with respect to any Section to which it does not expressly apply), each Partner and each Stockholder severally represents and warrants (which representations and warranties shall be deemed to include the disclosure with respect thereto so specified in the Powertel Disclosure Schedule) to InterCel and agrees with InterCel as follows:

     5.1.  Title to Partnership Interests and Common Stock

           5.1.1.  Title to Partnership Interests

           Such Partner is, and on the Closing Date will be, the lawful owner of the Partnership Interest set forth opposite the name of such Partner in Exhibit A or Exhibit B, as applicable. Since the date of the acquisition of such Partnership Interest by such Partner, there has been no event, or action taken (or failure to take action) by or against such Partner, that has resulted or might result in the creation of any Encumbrance on such Partnership Interest. Such Partner has, and on the Closing Date such Partner will have, good, valid and marketable title, free and clear of all Encumbrances, to the Partnership Interest so set forth on Exhibit
A or Exhibit B, as applicable. Such Partner listed on Exhibit A has full right and lawful authority to contribute and transfer the Partnership Interest to InterCel pursuant to this Business Combination Agreement.

           5.1.2.  Title to Common Stock

           Such Stockholder is, and on the Closing Date will be, the lawful owner of the number of shares of Common Stock set forth opposite the name of such Stockholder in Exhibit B. Since the date of the issuance or sale of such shares of Common Stock to such Stockholder, there has been no event, or action taken (or failure to take action) by or against such Stockholder, that has resulted or might result in the creation of any Encumbrance on such shares. Such Stockholder has, and on the Closing Date such Stockholder will have, good, valid and marketable title, free and clear of all Encumbrances, to the number of shares of Common Stock so set forth in Exhibit B, with full right and lawful authority to contribute and transfer the shares to InterCel pursuant to this Business Combination Agreement.


     5.2.  Capacity and Authorization

           Such Partner or Stockholder has full legal right, capacity, power and authority (corporate or otherwise) to execute this Business Combination Agreement and to consummate the transactions contemplated hereby. The execution, delivery and performance by such Partner or Stockholder of this Business Combination Agreement and all other Documents contemplated hereby, the fulfillment of and compliance with the respective terms and provisions hereof and thereof, and the consummation by such Partner or Stockholder of the transactions contemplated hereby and thereby or related hereto or thereto, do not and will not: (a) require any consent or approval of such Partner or Stockholder or any Affiliate thereof that has not been obtained prior to the execution of this Business Combination Agreement by such Partner or Stockholder, and all such required consents and approvals are set forth in the Powertel Disclosure Schedule and are final and in full force and effect as of the date hereof; (b) conflict with, or violate any provision of, any Law having applicability to such Partner or Stockholder or any of its Assets, or any provision of the certificate of partnership or partnership agreement, or certificate or articles of incorporation or bylaws of such Partner or Stockholder, as applicable; (c) conflict with, or result in any breach of, or constitute a default under any Agreement to which such Partner or Stockholder is a party or by which such Partner or Stockholder or any of its Assets may be bound.

     5.3.  Restrictions and Consents

           There are no Agreements, Laws or other restrictions of any kind to which such Partner or Stockholder (or any Asset thereof) is party or subject that would prevent or restrict the execution, delivery or performance of this Business Combination Agreement by such Partner or Stockholder or result in any penalty, forfeiture, Agreement termination, or restriction on business operations of InterCel or Powertel as a result of the execution, delivery or performance of this Business Combination Agreement.
The Powertel Disclosure Schedule lists all such Agreements and Laws that reasonably could be interpreted or expected to require the consent or acquiescence of any person or entity not party to this Business Combination Agreement with respect to any aspect of the execution, delivery or performance of this Business Combination Agreement or any transaction otherwise resulting from or related hereto by such Partner or Stockholder, and sets forth the name(s) of the person or entity required to provide such consent or acquiescence.

     5.4.  Binding Obligation

           This Business Combination Agreement constitutes a valid and binding obligation of such Partner or Stockholder, enforceable in accordance with its terms. Each Document to be executed by such Partner or Stockholder pursuant hereto, when executed and delivered in accordance with the provisions hereof, will be a valid and binding obligation of such Partner or Stockholder, enforceable in accordance with its terms.

     5.5.  Transfer of Title

           At the Effective Time, InterCel will acquire good, valid and marketable title to, as applicable, the Partnership Interest set forth on Exhibit A opposite the name of the Partner making this representation, or to the Common Stock set forth on Exhibit B opposite the name of the Stockholder making this representation, free and clear of all Encumbrances.

     5.6.  Private Placement of Securities

           Each Partner listed on Exhibit A and each Stockholder understands that the InterCel Common Stock to be received by it in exchange for its Partnership Interests or Common Stock, respectively, is intended to be exempt from registration under the Securities Act, by virtue of Section 4(2) of the Securities Act and other exemptions under such Act and, in accordance therewith and in furtherance thereof, it represents and warrants to and agrees with InterCel as follows:

           5.6.1.  Review of Documents

           All documents, records and books pertaining to this Business Combination and the exchange of InterCel Common Stock for Partnership Interests or Common Stock requested by such Partner or Stockholder, respectively, and a copy of certain disclosure materials, have been made available for inspection by such Partner or Stockholder, and its advisers (if any).

           5.6.2.  Opportunity to Request Information

           Such Partner or Stockholder and/or its advisers (if any) have had a reasonable opportunity to ask questions of and receive information and answers from a person or persons acting on behalf of InterCel concerning the exchange of InterCel Common Stock for Partnership Interests or Common Stock, and all such questions have been answered and all such information has been provided to its full satisfaction. In making its investment, such Partner or Stockholder, will be relying solely on its review of the documents made available for inspection and the answers to questions referred to in this Section 5.6.2.

           5.6.3.  No Reliance on Advertisement

           Such Partner or Stockholder is not exchanging its Partnership Interest or shares of Common Stock, respectively, for InterCel Common Stock as a result of or subsequent to any advertisement, article, notice or other communication published in any newspaper, magazine or similar media or broadcast over television or radio.

           5.6.4.  Experience in Financial and Business
                   Matters

           Such Partner or Stockholder has such knowledge and experience in financial, tax and business matters so as to enable it to utilize the information made available to it in connection with the Business Combination in order to evaluate the merits and risks of an investment in InterCel Common Stock and to make an informed investment decision with respect thereto, and is not relying upon the advice of a purchaser representative in making a final investment decision to invest in InterCel Common Stock.

           5.6.5.  Acquisition for Investment

           Such Partner or Stockholder is acquiring InterCel Common Stock solely for its own account as principal, for investment purposes only and not with a view to the resale or distribution thereof, in whole or in part, in violation of applicable securities laws, and no other person (other than persons holding ownership interests in such Partner or Stockholder) has a direct or indirect beneficial interest in such InterCel Common Stock to be acquired by such Partner or Stockholder.

           5.6.6.  No Resale or Transfer
           Such Partner or Stockholder will not sell or otherwise transfer the InterCel Common Stock to be acquired by it or any portion thereof without registration under the Securities Act or an exemption therefrom. Such Partner or Stockholder fully understands and agrees that it must and can bear the economic risk of its purchase for an indefinite period of time because, among other reasons, the shares of InterCel Common Stock to be acquired by such Partner or Stockholder have not been registered under the Securities Act or under the securities laws of certain states and, therefore, cannot be resold, pledged, assigned or otherwise disposed of unless they are subsequently registered under the Securities Act and under the applicable securities laws of such states or unless an exemption from such registration is available. Such Partner or Stockholder further understands that, except as set forth in Section 12 hereof, InterCel is under no obligation to register the shares of InterCel Common Stock to be issued in exchange for Partnership Interests or Common Stock on its behalf or to assist it in complying with any exemption from registration.

     5.6.7.  Recognition of Certain Risks

           Such Partner or Stockholder recognizes that an investment in InterCel Common Stock involves a number of significant risks, including the risk that no federal or state agency has passed upon this offering of InterCel Common Stock or made any finding or determination as to the fairness of this investment.

           5.6.8.  Eligibility for Investment in InterCel
                   Common Stock

           Such Partner or Stockholder, each person that directly or indirectly owns an equity interest in such Partner or Stockholder, and any Affiliate of such Partner or Stockholder that is either (a) entitled to vote directly or indirectly on this Business Combination Agreement and the transactions contemplated hereby or (b) that will receive any InterCel Common Stock as a result of the Business Combination is an "accredited investor" under Securities Act Rule 501, with such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of investment in InterCel Common Stock.

     5.7.  Information Regarding Certain Partners

           Each Partner listed on Exhibit B and each Stockholder of such Partner represents and warrants to InterCel as follows:



           5.7.1.  Organization and Standing

           Such Partner is a corporation duly organized, validly existing and in good standing under the laws of its state of incorporation. Such Partner has the full and unrestricted corporate power and authority to own the Partnership Interest set forth opposite the name of such Partner on Exhibit B. Such Partner is not qualified to conduct business in any other jurisdiction, and neither the nature of the business conducted by such Partner nor the character of the Assets owned, leased or otherwise held by it makes any such qualification necessary except for such jurisdictions wherein the absence of licensing or qualification as a foreign corporation would not have a material adverse effect upon the business of such Partner as currently conducted.

           5.7.2.  Subsidiaries

           Such Partner has no Subsidiaries and no equity investment or other interest in, nor has such Partner made advances or loans to, any corporation, association, partnership, joint venture or other entity.

           5.7.3. Certificate or Articles of Incorporation and Bylaws

           Such Partner has Furnished to InterCel a true and complete copy of the certificate or articles of incorporation of such Partner, as currently in effect, certified as of a recent date by the Secretary of State (or comparable governmental authority) of its jurisdiction of incorporation, and a true and complete copy of the bylaws of such Partner, as currently in effect, certified by its corporate secretary. Such certified copies are attached as exhibits to, and part of, the Powertel Disclosure Schedule.

           5.7.4.  Capitalization

           The authorized capital stock of such Partner consists of the aggregate number of shares of Common Stock set forth opposite the name of such Partner on Exhibit B, all of which are duly authorized and validly issued and outstanding, fully paid and nonassessable. No shares of capital stock of such Partner have been reserved for any purpose. There are no outstanding securities convertible into or exchangeable for Common Stock and no outstanding options, rights (preemptive or otherwise), or warrants to purchase or to subscribe for any shares of such stock or other securities of such Partner. There are no outstanding Agreements affecting or relating to the voting, issuance, purchase, redemption, repurchase or transfer of such Partner's Common Stock or any other securities of such Partner, except as contemplated hereunder.

           5.7.5.  Financial Statements

           Such Partner has prepared and Furnished to InterCel and there are included as exhibits that are part of the Powertel Disclosure Schedule, the audited balance sheets of such Partner as of the end of the fiscal year ending in each of 1990, 1991, 1992, 1993, and 1994 (or such shorter period as such Partner has been in existence), and the audited statements of income, stockholders' equity and changes in financial position for each of such fiscal years, as applicable, each accompanied by the related report of such Partner's independent certified public accountants; provided, however, that unaudited statements may be provided to the extent audited statements are not reasonably available. Such Partner also has prepared and Furnished to InterCel, within 45 days after the end of any quarter referenced in this Section 5.7.5, and there are included as exhibits that are part of the Powertel Disclosure Schedule, the unaudited balance sheets of such Partner as of the end of each quarter of such Partner ending after December 31, 1994, and the unaudited statements of income, stockholders' equity and changes in financial position for the quarter then ended. All of the financial statements, including, without limitation, the notes thereto, referred to in this Section 5.7.5 or Furnished to InterCel after the date hereof pursuant to this Business Combination Agreement: (a) are in accordance with the books and records of such Partner, (b) present fairly the financial position of such Partner as of the respective dates and the results of operations and changes in financial position for the respective periods indicated, and (c) have been prepared in accordance with generally accepted accounting principles applied on a basis consistent with prior accounting periods, except in the case of interim financial statements for normal year-end adjustments and the absence of footnote disclosures. The Powertel Disclosure Schedule sets forth all changes in accounting methods (for financial accounting purposes) at any time made, agreed to, requested or required with respect to such Partner.

           5.7.6.  No Liabilities

           Except as reflected in the financial statements Furnished pursuant to this Business Combination Agreement or as set forth in the Powertel Disclosure Schedule, there exist no liabilities (whether contingent or absolute, matured or unmatured, known or unknown) of such Partner, other than liabilities of Powertel. Since December 31, 1994, such Partner has not incurred any liabilities (whether contingent or absolute, matured or unmatured, known or unknown) that are not reflected on such financial statements, other than liabilities of Powertel.

           5.7.7.  Taxes

                   5.7.7.1.  Filed Returns

                   Such Partner has (or, in the case of returns becoming due after the date hereof and on or before the Effective Time, will have prior to the Effective Time) duly filed all Partner Tax Returns required to be filed by such Partner on or before the Closing Date with respect to all applicable Taxes. No penalties or other charges are or will become due with respect to any of the Partner Tax Returns as the result of the late filing thereof. All of the Partner Tax Returns are (or, in the case of returns becoming due after the date hereof and on or before the Closing Date, will be) true and complete in all respects. Such
Partner: (a) has paid all Taxes due or claimed to be due by any Taxing authority in connection with any of the Partner Tax Returns (without regard to whether or not such Taxes are shown as due on such Partner Tax Returns); or (b) has established (or, in the case of amounts becoming due after the date hereof, prior to the Closing Date will have paid or established) in financial statements provided to InterCel pursuant to this Business Combination Agreement adequate reserves (in conformity with generally accepted accounting principles consistently applied) for the payment of such Taxes.

                   5.7.7.2.  Tax Liability

                   Such Partner, either in its own right or as a transferee, has or on the Closing Date will have no liability for Taxes payable for or with respect to any periods prior to and including the Closing Date in excess of the amounts actually paid prior to the Closing Date or reserved for in financial statements Furnished to InterCel pursuant to this Business Combination Agreement.

                   5.7.7.3.  Tax Audits

                   There is no action, suit, proceeding, audit, investigation or claim pending or, to the knowledge of such Partner or Stockholder, threatened in respect of any Taxes for which such Partner is or may become liable, nor has any deficiency or claim for any such Taxes been proposed, asserted or, to the knowledge of such Partner or Stockholder, threatened. Such Partner has not consented to any waivers or extensions of any statute of limitations with respect to any taxable year of such Partner. There is no Agreement, waiver or consent providing for an extension of time with respect to the assessment or collection of any Taxes against such Partner, and no power of attorney granted by such Partner with respect to any tax matters is currently in force.

                   5.7.7.4.  Tax Returns

                   Such Partner has Furnished to InterCel true and complete copies of all Partner Tax Returns and all written communications relating to any such Partner Tax Returns or to any deficiency or claim proposed and/or asserted, irrespective of the outcome of such matter, but only to the extent such items relate to tax years (a) that are subject to an audit, investigation, examination or other proceeding or (b) with respect to which the statute of limitations has not expired.

                   5.7.7.5.  Miscellaneous

                   Such Partner (a) is not and never has been a partner in a partnership or an owner of an interest in an entity treated as a partnership for federal income tax purposes other than Powertel; (b) is not subject to Section 999 of the Code; and
(c) is not a party to an Agreement relating to the sharing, allocation or payment of, or indemnity for, Taxes.

           5.7.8.  Assets and Activities

                  Such Partner holds no Assets other than the Partnership Interests and conducts no activities other than the holding of the Partnership Interests.

           5.7.9.  Books and Records

           The books of account, stock records, minute books and other records of such Partner are true and complete and have been maintained in accordance with good business practices, and the matters contained therein are appropriately and accurately reflected in the financial statements of such Partner Furnished to InterCel pursuant to this Business Combination Agreement.

           5.7.10.  Litigation

           There are no actions, suits, claims, arbitrations, proceedings or investigations pending, threatened or reasonably anticipated against, affecting or involving such Partner or its Assets, or the transactions contemplated by this Business Combination Agreement, at law or in equity or admiralty, or before or by any court, arbitrator or governmental authority, domestic or foreign. Such Partner is not operating under, subject to or in default with respect to any order, award, writ, injunction, decree or judgment of any court, arbitrator or governmental authority.

6.  REPRESENTATIONS AND WARRANTIES OF INTERCEL

          Except as specifically set forth in the InterCel Disclosure Schedule (with a disclosure with respect to a Section of this Business Combination Agreement to require a specific reference in the InterCel Disclosure Schedule to the Section of this Business Combination Agreement to which each such disclosure applies, and no disclosure to be deemed to apply with respect to any Section to which it does not expressly apply), InterCel represents and warrants (which representations and warranties shall be deemed to include the disclosure with respect thereto so specified in the InterCel Disclosure Schedule) to Powertel, the Partners and the Stockholders and agrees with Powertel, the Partners and the Stockholders as follows:

          6.1.  Organization and Standing

          InterCel is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. InterCel has the full and unrestricted corporate power and authority to own, operate and lease its Assets, to carry on its business as currently conducted, to execute and deliver this Business Combination Agreement and to carry out the transactions contemplated hereby. InterCel is duly qualified to conduct business as a foreign corporation and is in good standing in the states, countries and territories listed on the InterCel Disclosure Schedule. InterCel is not qualified to conduct business in any other jurisdiction, and neither the nature of the business conducted by InterCel nor the character of the Assets owned, leased or otherwise held by it makes any such qualification necessary. There is no state, country or territory wherein the absence of licensing or qualification as a foreign corporation would have a material adverse effect upon the business of InterCel as currently conducted.

          6.2.   Subsidiaries

          InterCel has no Subsidiaries and no equity investment or other interest in, nor has InterCel made advances or loans to, any corporation, association, partnership, joint venture or other entity, except as set forth in the InterCel Disclosure Schedule.

          6.3.  Certificate of Incorporation and Bylaws

          InterCel has Furnished to the Partners a true and complete copy of the certificate of incorporation of InterCel, as currently in effect, and a true and complete copy of the bylaws of InterCel, including all amendments thereto, as currently in effect.

          6.4.  Capitalization

          The authorized capital stock of InterCel consists of shares of InterCel Common Stock, of which 9,947,822 shares were duly authorized and validly issued, fully paid and nonassessable as of June 30, 1995, and Preferred Stock, of which no shares are outstanding as of the date hereof. Except as set forth on the InterCel Disclosure Schedule, no shares of capital stock of InterCel have been reserved for any purpose. Except as set forth on the InterCel Disclosure Schedule, there are no outstanding securities convertible into or exchangeable for InterCel Common Stock and no outstanding options, rights (preemptive or otherwise), or warrants to purchase or to subscribe for any shares of InterCel Common Stock or other securities of InterCel. Except as set forth on the InterCel Disclosure Schedule, there are no outstanding Agreements affecting or relating to the voting, issuance, purchase, redemption, repurchase or transfer of shares of InterCel Common Stock or any other securities of InterCel, except as contemplated hereunder.

          6.5.  Financial Statements

          InterCel has prepared and Furnished to the Partners and there are included as exhibits that are part of the InterCel Disclosure Schedule, the audited balance sheets of InterCel as of the end of the fiscal year ending in each of 1990, 1991, 1992, 1993, and 1994, and the audited statements of income, stockholders' equity and changes in financial position for such fiscal years, accompanied by the related report of Arthur Andersen LLP, independent certified public accountants. InterCel also has prepared and Furnished to the Partners, within 45 days after the end of any quarter referenced in this Section 6.5, and there are included as exhibits that are part of the InterCel Disclosure Schedule, the unaudited balance sheets of InterCel as of the end of each quarter of InterCel ending after December 31, 1994, and the unaudited statements of income, stockholders' equity and changes in financial position for the quarter then ended. All of the financial statements, including, without limitation, the notes thereto, referred to in this Section 6.5 or Furnished to the Partners after the date hereof pursuant to this Business Combination Agreement: (a) are in accordance with the books and records of InterCel; (b) present fairly the financial position of InterCel as of the respective dates and the results of operations and changes in financial position for the respective periods indicated; and (c) have been prepared in accordance with generally accepted accounting principles applied on a basis consistent with prior accounting periods. The InterCel Disclosure Schedule sets forth all changes in accounting methods (for financial accounting purposes) at any time made, agreed to, requested or required with respect to InterCel.

          6.6.  Reports and Records

          All returns, reports and statements relating to the Assets of InterCel currently required to be filed by InterCel with any Regulatory Authority have been filed and complied with and are true, correct and complete in all material respects. All such returns, reports and statements shall continue to be filed on a current basis until the Closing Date, and will be true, correct and complete in all material respects. All logs and business records of every type and nature relating to the business and operations of InterCel and the InterCel Licenses and other records pertaining to the business and operations of InterCel have been maintained in all material respects in accordance with good business practices and the rules of the Federal Communications Commission.

          6.7.  InterCel Licenses
          InterCel holds all the InterCel Licenses, all of which are described in the InterCel Disclosure Schedule, that are necessary or desirable, and such InterCel Licenses constitute all authority from any and all governmental authorities and Regulatory Authorities that are necessary or desirable, to carry on the business and operations of InterCel as currently conducted. The InterCel Licenses are valid and in full force and effect through the respective dates indicated in the InterCel Disclosure Schedule; no notice of cancellation, default or dispute has been received by or is known to InterCel; and there are no orders, complaints, proceedings or investigations, pending or, so far as InterCel knows, threatened, that would affect the validity of the InterCel Licenses. Except as indicated in the InterCel Disclosure Schedule, there is no material violation relating to the InterCel Licenses or any of the Assets of InterCel of any rules and regulations of any Regulatory Authority, and InterCel is in compliance in all material respects with the terms and conditions of the InterCel Licenses.
If notice of any such violation is received or if InterCel hereafter becomes aware of any such violation, InterCel shall promptly notify the Partners, and InterCel at its own expense shall cure all such violations prior to the Closing.

          6.8.  Taxes

                6.8.1   Filed Returns

                InterCel has (or, in the case of returns becoming due after the date hereof and on or before the Effective Time, will have prior to the Effective Time) duly filed all InterCel Tax Returns required to be filed by InterCel on or before the Closing Date with respect to all applicable Taxes. No penalties or other charges are or will become due with respect to any of the InterCel Tax Returns as the result of the late filing thereof. Except as set forth in the InterCel Disclosure Schedule, all of the InterCel Tax Returns are (or, in the case of returns becoming due after the date hereof and on or before the Closing Date, will be) true and complete in all respects. InterCel: (i) has paid all Taxes due or claimed to be due by any Taxing authority in connection with any of the InterCel Tax Returns (without regard to whether or not such Taxes are shown as due on such InterCel Tax Returns); or (ii) has established (or, in the case of amounts becoming due after the date hereof, prior to the Closing Date will have paid or established) in financial statements provided to the Partners pursuant to this

Business Combination Agreement adequate reserves (in conformity with generally accepted accounting principles consistently applied) for the payment of such Taxes.

                6.8.2.  Tax Liability

                InterCel, either in its own right or as a transferee, has or on the Closing Date will have no liability for Taxes payable for or with respect to any periods prior to and including the Closing Date in excess of the amounts actually paid prior to the Closing Date or reserved for in financial statements Furnished to the Partners pursuant to this Business Combination Agreement.

                6.8.3.   Tax Audits
                Except as set forth on the InterCel Disclosure Schedule, there is no action, suit, proceeding, audit, investigation or claim pending or, to the knowledge of InterCel, threatened in respect of any Taxes for which InterCel is or may become liable, nor has any deficiency or claim for any such Taxes been proposed, asserted or, to the knowledge of InterCel, threatened. InterCel has not consented to any waivers or extensions of any statute of limitations with respect to any taxable year of InterCel. Except as set forth on the InterCel Disclosure Schedule, there is no Agreement, waiver or consent providing for an extension of time with respect to the assessment or collection of any Taxes against InterCel, and no power of attorney granted by InterCel with respect to any tax matters is currently in force.

                6.8.4.  Tax Returns

                InterCel has Furnished to the Partners true and complete copies of all InterCel Tax Returns and all written communications relating to any such InterCel Tax Returns or to any deficiency or claim proposed and/or asserted, irrespective of the outcome of such matter, but only to the extent such items relate to tax years (a) that are subject to an audit, investigation, examination or other proceeding, or (b) with respect to which the statute of limitations has not expired.

                6.8.5.   Miscellaneous
                Except as set forth on the InterCel Disclosure Schedule, InterCel (a) is not and has never been a partner in a partnership or an owner of an interest in an entity treated as a partnership for federal income tax purposes; (b) is not subject to
Section 999 of the Code; and (c) is not a party to an Agreement relating to the sharing, allocation or payment of, or indemnity for, Taxes.

          6.9.  Restrictions and Consents

          There are no Agreements, Laws or other restrictions of any kind to which InterCel (or any Asset thereof) is party or subject that would prevent or restrict the execution, delivery or performance of this Business Combination Agreement or result in any penalty, forfeiture, Agreement termination, or restriction on business operations of InterCel or Powertel as a result of the execution, delivery or performance of this Business Combination Agreement. The InterCel Disclosure Schedule lists all such Agreements and Laws that reasonably could be interpreted or expected to require the consent or acquiescence of any person or entity not party to this Business Combination Agreement with respect to any aspect of the execution, delivery or performance of this Business Combination Agreement or any transaction otherwise resulting from or related hereto by InterCel, and sets forth the name(s) of the person or entity required to provide such consent or acquiescence.

          6.10.  Authorization

          The execution, delivery and performance by InterCel of this Business Combination Agreement and all other Documents contemplated hereby, the fulfillment of and compliance with the respective terms and provisions hereof and thereof, and the consummation by InterCel of the transactions contemplated hereby and thereby or related hereto or thereto, do not and will not: (a) require any consent or approval of InterCel or Affiliates thereof that has not been obtained prior to the execution of this Business Combination Agreement by InterCel, except for approval by the stockholders of InterCel of all actions requiring stockholder approval which are required or necessary in connection with the consummation of this Business Combination Agreement and the transactions contemplated thereby, and all such required consents or approvals are set forth in the InterCel Disclosure Schedule and are final and in full force and effect on the date hereof (other than such stockholder approval and as set forth in the InterCel Disclosure Schedule); (b) conflict with, or violate any provision of, any Law having applicability to InterCel or any of its Assets, or any provision of the certificate of incorporation or bylaws of InterCel; (c) conflict with, or result in any breach of, or constitute a default under any Agreement to which InterCel is a party or by which InterCel or any of its Assets may be bound; or
(d) result in or require the creation or imposition of or result in the acceleration of any indebtedness, or of any Encumbrance of any nature upon, or with respect to, InterCel or any of the Assets now owned or hereafter acquired by InterCel.

          6.11.  Absence of Violation

          InterCel is not in violation of or default under, nor has it breached, any term or provision of its certificate of incorporation or bylaws, or any Agreement or restriction to which InterCel is a party or by which InterCel or any Asset thereof is bound or affected. InterCel has complied in all material respects and is in compliance in all material respects with all Laws.

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

Neither InterCel, nor any of its officers, employees or agents (or distributors, representatives or other persons acting on the express, implied or apparent authority of InterCel) have paid, given or received or have offered or promised to pay, give or receive, any bribe or other unlawful, questionable or unusual payment of money or other thing of value, any extraordinary discount, or any other unlawful or unusual inducement, to or from any person, business association or governmental official or entity in the United States or elsewhere in connection with or in furtherance of the business of InterCel (including, without limitation, any offer, payment or promise to pay money or other thing of value (i) to any foreign official or political party (or official thereof) for the purposes of influencing any act, decision or omission in order to assist InterCel in obtaining business for or with, or directing business to, any person, or (ii) to any person, while knowing that all or a portion of such money or other thing of value will be offered, given or promised to any such official or party for such purposes). The business of InterCel is not in any manner dependent upon the making or receipt of such payments, discounts or other inducements.

          6.12.  Binding Obligation

          This Business Combination Agreement constitutes a valid and binding obligation of InterCel, enforceable in accordance with its terms; and each Document to be executed by InterCel pursuant hereto, when executed and delivered in accordance with the provisions hereof, shall be a valid and binding obligation of InterCel, enforceable in accordance with its terms.

          6.13.  No Registration Under the Securities Act

          InterCel understands that the Partnership Interests and the shares of Common Stock to be acquired by it under this Business Combination Agreement have not been registered under the Securities Act, in reliance upon exemptions contained in the Securities Act or interpretations thereof, and cannot be offered for sale, sold or otherwise transferred unless such Partnership Interests and the shares of Common Stock being acquired hereunder subsequently are so registered or qualify for exemption from registration under the Securities Act.


          6.14.  Acquisition for Investment

          The Partnership Interests and the shares of Common Stock are being acquired under this Business Combination Agreement by InterCel in good faith solely for its own account, for investment and not with a view toward resale or other distribution within the meaning of the Securities Act. The Partnership Interests and the shares of Common Stock will not be offered for sale, sold or otherwise transferred by InterCel without either registration or exemption from registration under the Securities Act.

          6.15.  Evaluation of Merits and Risks of Investment

          InterCel has such knowledge and experience in financial and business matters that InterCel is capable of evaluating the merits and risks of InterCel's investment in the Partnership Interests and the shares of Common Stock being acquired hereunder. InterCel understands and is able to bear any economic risks associated with such investment (including, without limitation, the necessity of holding such Partnership Interests and shares of Common Stock for an indefinite period of time, inasmuch as such Partnership Interests and shares of Common Stock have not been registered under the Securities Act).

7.  CONDITIONS PRECEDENT TO OBLIGATIONS OF POWERTEL, THE
    PARTNERS AND THE STOCKHOLDERS

          The obligations of Powertel, the Partners and the Stockholders under this Business Combination Agreement are subject to the fulfillment, at or prior to the Closing, of each of the following conditions, and failure to satisfy any such condition shall excuse and discharge all obligations of Powertel, the Partners and the Stockholders to carry out the provisions of this Business Combination Agreement, unless such failure is agreed to in writing by all the Partners of Powertel:

          7.1.  Representations and Warranties

          The representations and warranties made by InterCel in this Business Combination Agreement or in any Document Furnished by InterCel pursuant to this Business Combination Agreement shall be true and complete in all material respects when made and on and as of the Closing Date as though such representations and warranties were made on and as of such date, except for any changes expressly permitted by this Business Combination Agreement.

          7.2.  Performance

          InterCel shall have performed and complied with all Agreements and conditions required by this Business Combination
Agreement to be performed or complied with by InterCel prior to the Closing Date.

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

          7.3.  Legal Proceedings

          No action or proceeding by or before any governmental authority shall have been instituted or threatened (and not subsequently dismissed, settled or otherwise terminated) that is reasonably expected to restrain, prohibit or invalidate the transactions contemplated by this Business Combination Agreement, other than an action or proceeding instituted or threatened by Powertel, any Partner or any Stockholder.

          7.4.  Consents

          Powertel, the Partners and the Stockholders shall have received all consents, authorizations, and approvals of governmental, supragovernmental and private parties that are required to be obtained in order to consummate the transactions contemplated hereby, including, without limitation, the expiration or termination of any applicable waiting periods under Hart-Scott-Rodino and the consent of the Federal Communications Commission. All such consents, authorizations, and approvals shall have been duly obtained and shall be in full force and effect on the Closing Date.

          7.5.  InterCel's Certificate

          InterCel shall have delivered to Powertel, the Partners and the Stockholders a certificate, dated as of the Closing Date and executed by a senior officer of InterCel, certifying to the fulfillment of the conditions set forth in Sections 7.1 through 7.4.

          7.6.  Opinion of InterCel's Counsel

          Powertel shall have received an opinion of Hogan &
Hartson L.L.P., counsel to InterCel, dated as of the Closing Date, to the effect and substantially in the form of Exhibit D.

          7.7.  Documents at Closing

          All Documents required to be Furnished by InterCel to Powertel, the Partners and/or the Stockholders prior to or at the Closing shall have been so Furnished.

          7.8.  Financing

          Prior to or simultaneously with the Closing, InterCel shall have raised at least Two Hundred Million Dollars in offerings of InterCel Common Stock and/or debt obligations.

8.  CONDITIONS PRECEDENT TO OBLIGATIONS OF INTERCEL

          The obligations of InterCel under this Business
Combination Agreement are subject to the fulfillment, at or prior to the Closing, of each of the following conditions, and failure to satisfy any such condition shall excuse and discharge all obligations of InterCel to carry out the provisions of this Business Combination Agreement, unless such failure is agreed to in writing by InterCel:

          8.1.  Representations and Warranties

          The representations and warranties made (jointly or individually) by Powertel, the Partners and the Stockholders in this Business Combination Agreement and the statements contained in the Powertel Disclosure Schedule and Exhibits attached hereto or in any Document Furnished by Powertel, the Partners or the Stockholders pursuant to this Business Combination Agreement shall be true and complete in all material respects when made, and on and as of the Closing Date as though such representations and warranties were made on and as of such date, except for any changes expressly permitted by this Business Combination Agreement.

          8.2.  Performance

          Powertel, each Partner and each Stockholder shall have performed and complied with all Agreements and conditions required by this Business Combination Agreement to be performed or complied with prior to the Closing Date.

          8.3.  Absence of Adverse Changes
          There shall have been no material adverse changes since December 31, 1994 in the business, operations, condition (financial or otherwise), Assets or liabilities of Powertel (regardless of whether or not such events or changes are inconsistent with the representations and warranties given herein by Powertel, the Partners and the Stockholders), except changes contemplated by this Business Combination Agreement.

          8.4.  Legal Proceedings

          No action or proceeding by or before any governmental authority shall have been instituted or threatened (and not subsequently settled, dismissed or otherwise terminated) which is reasonably expected to restrain, prohibit or invalidate the transactions contemplated by this Business Combination Agreement other than an action or proceeding instituted or threatened by InterCel.

          8.5.  Partners' and Stockholders' Certificate

          Each of the Partners and Stockholders shall have delivered to InterCel a certificate, dated as of the Closing Date and executed by such Partner or Stockholder, respectively, certifying to the fulfillment of the conditions specified in Sections 8.1 through 8.4.

          8.6.  Opinion of Partners' Counsel

          InterCel shall have received the opinions of counsel to each of the Partners listed on Exhibit A or Exhibit B, dated as of the Closing Date, to the effect and substantially in the form of Exhibit E or Exhibit F, respectively.

          8.7.  Financing

          Prior to or simultaneously with the Closing, InterCel shall have raised at least Two Hundred Million Dollars in offerings of InterCel Common Stock and/or debt obligations.

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

          8.8.  Documents at Closing

          All Documents required to be Furnished by Powertel, the Partners and/or the Stockholders to InterCel prior to or at the Closing shall have been so Furnished.

          8.9.  Consents

          InterCel shall have received all consents, authorizations and approvals of governmental, supragovernmental and private parties that are required to be obtained in order to consummate the transactions contemplated hereby, including, without limitation, the expiration or termination of any applicable waiting periods under Hart-Scott-Rodino and the consent of the Federal Communications Commission. All such consents, authorizations and approvals shall have been duly obtained and shall be in full force and effect on the Closing Date.

          8.10.  Stockholders' Approval

          The stockholders of InterCel shall have voted to approve all actions requiring stockholder approval which are required or necessary in connection with the consummation of this Business Combination Agreement and the transactions contemplated hereby.

9.  CLOSING

          9.1.  Closing of Sale and Business Combination
          Subject to the terms and conditions of this Business
Combination Agreement, the Closing shall take place on the Closing
Date.
          9.2.  Deliveries by the Stockholders

          At the Closing, the Stockholders shall deliver to InterCel the following:

          (a)          certificates representing the shares of
Common Stock being acquired by InterCel, duly endorsed in blank by the appropriate Stockholder to InterCel or with duly executed stock powers attached; and

          (b)          such other documents as InterCel may
reasonably request.

          9.3.  Deliveries by the Partners

          At the Closing, the Partners shall deliver to InterCel the following:

          (a)          duly executed assignment agreements
substantially in the form of Exhibit H from each of the Partners listed on Exhibit A with respect to the Partnership Interests set forth on Exhibit A opposite the name of such Partner;

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


          (b) opinions of counsel to each of the Partners listed on Exhibit A or Exhibit B, dated as of the Closing Date, to the effect and substantially in the form of Exhibit E or Exhibit F, respectively;
          (c) written resignations of all of the current members of the Board of Directors of the Partners listed on Exhibit B (effective as of the Closing Date);


          (d)          the certificate or articles of
incorporation, bylaws, minute books and stock books of the Partners listed on Exhibit B and all other books and records of such Partner reasonably requested by InterCel; and

          (e)          such other Documents as InterCel may
reasonably request.


          9.4.  Deliveries by Powertel

          At the Closing, Powertel shall deliver to InterCel the following:

          (a) a certified copy of the resolutions adopted by the Partners Committee of Powertel authorizing the transactions contemplated by this Business Combination Agreement;

          (b)          the certificate of limited partnership,
limited partnership agreement and all amendments thereto and all other books and records reasonably requested by InterCel; and

          (c)          such other Documents as InterCel may
reasonably request.

          9.5.  Deliveries by InterCel

          At the Closing, InterCel shall deliver the following:

          (a)          to each Partner listed on Exhibit A,
certificates representing the number of shares of InterCel Common
Stock set forth opposite the name of such Partner in the column on Exhibit A entitled "Shares of InterCel Common Stock to be
Received";

          (b) to each Stockholder listed on Exhibit B, certificates representing the number of shares of InterCel Common
Stock set forth opposite the name of such Stockholder in the column on Exhibit B entitled "Shares of InterCel Common Stock to be
Received";

          (c) to Powertel and the Partners, an opinion of Hogan & Hartson L.L.P., dated as of the Closing Date, to the effect and substantially in the form of Exhibit D; and

          (d)          such other Documents as Powertel, the
Partners or the Stockholders may reasonably request.

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

10.  SURVIVAL OF REPRESENTATIONS; INDEMNIFICATION; REMEDIES

          10.1.  Survival of Representations

          All representations, warranties, covenants, indemnities and other Agreements made by any party to this Business Combination Agreement herein or pursuant hereto shall also be deemed made on and as of the Closing Date as though such representations, warranties, covenants, indemnities and other Agreements were made on and as of such date, and all such representations, warranties, covenants, indemnities and other Agreements shall survive the Closing and any investigation, audit or inspection at any time made by or on behalf of any party hereto.

          10.2.  Agreement of Powertel and Each Partner and
                 Each Stockholder to Indemnify

                    (a)          Subject to the conditions and
provisions of this Section 10, Powertel hereby agrees to indemnify, defend and hold harmless the InterCel Indemnified Persons from and against and in any respect of all Claims asserted against, resulting to, imposed upon or incurred by the InterCel Indemnified Persons (whether such Claims are by, against or relate to Powertel, the Partners, the Stockholders or any other party, including a governmental entity), directly or indirectly, by reason of or resulting from any misrepresentation or breach of any representation or warranty, or noncompliance with any conditions or other Agreements, given or made by Powertel, any Partner or any Stockholder in this Business Combination Agreement or in the Powertel Disclosure Schedule or Exhibits attached hereto or in any Document Furnished by or on behalf of Powertel, any Partner or any Stockholder pursuant to this Business Combination Agreement. Notwithstanding the foregoing, Powertel shall have no liability for Claims made more than one year following the Closing Date.

                    (b)          Subject to the conditions and
provisions of this Section 10, each Partner listed on Exhibit A and each Stockholder hereby agrees to indemnify, defend and hold harmless the InterCel Indemnified Persons from and against and in respect of all Claims asserted against, resulting to, imposed upon or incurred by the InterCel Indemnified Persons (whether such Claims are by, against or relate to Powertel, the Partners, the Stockholders or any other party, including, without limitation, a governmental entity), directly or indirectly, by reason of or resulting from any misrepresentation or breach of any representation or warranty, or noncompliance with conditions or other Agreements, (i) given or made by any such Partner, any Stockholder or Powertel in this Business Combination Agreement or in the Powertel Disclosure Schedule or Exhibits attached hereto or in any Document Furnished by or on behalf of any such Partner, any Stockholder or Powertel pursuant to this Business Combination Agreement, other than any representations, warranties, conditions and agreements in Section 5 or in the Powertel Disclosure Schedule (with respect to Section 5) and (ii) given or made by such Partner or such Stockholder set forth in Section 5 or in the Powertel Disclosure Schedule (with respect to Section 5) or in any Document Furnished by or on behalf of such Partner or such Stockholder pursuant to Section 5; provided, however, that the maximum obligation of each Partner listed on Exhibit A and of each Stockholder to indemnify the InterCel Indemnified Persons pursuant to this Section 10.2(b) shall be limited to and in no event shall exceed the value of the shares of InterCel Common Stock received by such Partner or such Stockholder pursuant to this Business Combination Agreement, with the value of each such share of InterCel Common Stock being deemed for such purpose to be equal to $13.875. Each Partner listed on Exhibit A and each Stockholder, at its option, shall have the right to pay the amount of all such Claims by means of the transfer to the InterCel Indemnified Persons of that number of shares of InterCel Common Stock owned by such Partner or such Stockholder having a value equal to the amount of such Claims, with the value of each share of InterCel Common Stock being deemed for such purpose to be equal to $13.875.

          (c) Except as set forth below, it shall be a condition to the right of any InterCel Indemnified Person to indemnification pursuant to this Section 10.2 that such InterCel Indemnified Person shall assert a Claim for such indemnification within one year following the Closing Date. Notwithstanding the foregoing, any Claim relating to any provision of Section 5.6 may be made throughout the period ending one year following the expiration of all applicable statutes of limitation (including extensions).

          (d) Each of the Partners listed on Exhibit A and the Stockholders hereby irrevocably waive, as of the Effective Time, any and all right to recourse against Powertel with respect to any representation, warranty, indemnity or other Agreement or action made or taken by or pursuant to this Business Combination Agreement. Such Partners and the Stockholders shall not be entitled to contribution from, subrogation to or recovery against Powertel with respect to any liability of such Partners or the Stockholders that may arise under or pursuant to this Business Combination Agreement or the transactions contemplated hereby.
Each of the Partners listed on Exhibit A and each of the Stockholders hereby agrees (i) to contribute, in proportion to the number of shares of InterCel Common Stock received by the Partners listed on Exhibit A and the Stockholders pursuant to this Business Combination Agreement, with respect to any liability of such Partners or the Stockholders that may arise under or pursuant to this Business Combination Agreement or the transactions contemplated hereby, other than any liability arising from any provision of Section 5 or in the Powertel Disclosure Schedule (with respect to Section 5); and (ii) to the extent that such Partner or Stockholder is a corporation, partnership, trust, or other entity, that such Partner or Stockholder will not liquidate, wind-up or dissolve itself (or suffer any liquidation or dissolution), or sell or otherwise transfer or dispose of (in one transaction or a series of transactions) all or substantially all of its business, property or assets, during the year following the Closing Date unless following such transaction or series of transactions, such Partner or Stockholder remains in existence and continues to own the shares of Intercel Common Stock received pursuant hereto and has no material liabilities during the year following the Closing Date.

          10.3.  Agreement of InterCel to Indemnify

          Subject to the conditions and provisions of this
Section 10, InterCel hereby agrees to indemnify, defend and hold harmless the Powertel Indemnified Persons, each Partner and each Stockholder from and against and in respect of all Claims asserted against, resulting to, imposed upon or incurred by the Powertel Indemnified Persons, such Partner or such Stockholder (whether such Claims are by, against or relate to InterCel or any other party, including, without limitation, a governmental entity), directly or indirectly, by reason of or resulting from any misrepresentation or breach of any representation or warranty, or noncompliance with any conditions or other Agreements, given or made by InterCel in this Business Combination Agreement or in the InterCel Disclosure Schedule or Exhibits or in any Document Furnished by or on behalf of InterCel pursuant to this Business Combination Agreement;

provided, however, that the maximum obligation of InterCel to indemnify the Powertel Indemnified Persons pursuant to this Section
10.3 shall be limited to and in no event shall exceed $134,398,939. Notwithstanding the foregoing, InterCel shall have no liability for Claims made more than one year following the Closing Date.

          10.4.  Conditions of Indemnification

          The obligations and liabilities of Powertel, the Partners, the Stockholders and InterCel hereunder with respect to their respective indemnities pursuant to this Section 10, resulting from any Claim shall be subject to the following terms and conditions:



          (a) The indemnified party shall give prompt written notice to the indemnifying party of any Claim which is asserted against, resulting to, imposed upon or incurred by such indemnified party and which may give rise to liability of the indemnifying party pursuant to this Section 10, stating (to the extent known or reasonably anticipated) the nature and basis of such Claim and the amount thereof.

          (b) The indemnifying party shall be entitled to appoint counsel of the indemnifying party's choice at the indemnifying party's expense to represent the indemnified party in any action for which indemnification is sought (in which case the indemnifying party shall not thereafter be responsible for the fees and expenses of any separate counsel retained by the indemnified party or parties except as set forth below); provided, however, that such counsel shall be reasonably satisfactory to the indemnified party. Notwithstanding the indemnifying party's election to appoint counsel to represent the indemnified party in an action, the indemnified party shall have the right to employ separate counsel (including local counsel), and the indemnifying party shall bear the reasonable fees, costs and expenses of such separate counsel if (i) the use of counsel chosen by the indemnifying party to represent the indemnified party would present such counsel with a conflict of interest, (ii) the actual or potential defendants in, or targets of, any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that there may be legal defenses available to it and/or other indemnified parties that are different from or additional to those available to the indemnifying party, (iii) the indemnifying party shall not have employed counsel reasonably satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of the institution of such action or (iv) the indemnifying party shall authorize the indemnified party to employ separate counsel at the expense of the indemnifying party. An indemnifying party shall not be liable for any settlement by an indemnified party of any such claim, action, suit or proceeding effected without its written consent, and an indemnifying party will not, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any pending or threatened claim, action, suit or proceeding in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified parties are actual or potential parties to such claim, action, suit or proceeding) unless such settlement, compromise or consent includes an unconditional release of each indemnified party from all liability arising out of such claim, action, suit or proceeding.

          (c)          No party shall have any liability under this
Section 10 unless and until the aggregate amount of all properly asserted claims by the InterCel Indemnified Persons or the Powertel Indemnified Persons, as applicable, exceeds $500,000, in which case the applicable indemnifying parties shall be liable only for properly asserted claims in excess of that amount; provided, however, that the provisions of this Section 10.4(c) shall not be applicable to the obligations of the Partners and Stockholders to indemnify the InterCel Indemnified Persons pursuant to Section 10.2(b)(ii).


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
          10.5.  Specific Performance

          In addition to any other remedies that InterCel may have at law or in equity, Powertel, each Partner and each Stockholder hereby acknowledge that the Partnership Interests, the Common Stock and Powertel are unique, and that the harm to InterCel resulting from breaches by Powertel, any Partner or any Stockholder of its respective obligations cannot be adequately compensated by damages. Accordingly, Powertel, each Partner and each Stockholder agree that InterCel shall have the right to have all obligations, undertakings, Agreements, covenants and other provisions of this Business Combination Agreement specifically performed by Powertel, the Partners or the Stockholders, as the case may be, and that InterCel shall have the right to obtain an order or decree of such specific performance in any of the courts of the United States or of any state or other political subdivision thereof.

          10.6.  Remedies Cumulative

          The remedies provided herein shall be cumulative and shall not preclude the assertion by Powertel, each Partner, each Stockholder or InterCel of any other rights or the seeking of any other remedies against the other, or their respective successors or assigns.

11.  TERMINATION

          11.1.  Termination

          This Business Combination Agreement may be terminated at any time before the Closing Date by InterCel or Powertel, by written notice of termination delivered to the other Company, if any of the conditions to such Company's obligations set forth in
Section 7 or Section 8 (as applicable) have not been fulfilled by December 31, 1995 and such failure to fulfill conditions is not the result solely of the necessity of obtaining government approvals or satisfying governmental requirements.

          11.2.  Effect of Termination

          In the event this Business Combination Agreement is terminated as provided in this Section 11, this Business Combination Agreement shall forthwith become wholly void and of no effect, and the parties shall be released from all future obligations hereunder; provided, however, that the provisions of Sections 3.1.2 and 13.3 relating to the payment of expenses, shall not be extinguished but shall survive such termination. The parties hereto shall have any and all remedies to enforce such obligations provided at law or in equity (including, without limitation, specific performance)



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

12.  REGISTRATION RIGHTS

          12.1.  Piggyback Registration Rights

                 12.1.1.  Request

                 If at any time or times during the period beginning one year and ending three years following the date hereof InterCel proposes to sell InterCel Common Stock for its own account in a registered public offering under the Securities Act, InterCel shall, as soon as reasonably practicable prior to the proposed filing date of the registration form, give written notice of the proposed registration to each Partner listed on Exhibit A and each Stockholder, as the case may be (a "Selling Holder"), and at the written request of a Selling Holder delivered to InterCel within 15 days after the receipt of such notice, shall include in such registration and offering, and in any underwriting of such offering, all InterCel Common Stock held by such Selling Holder as may have been designated in such Selling Holder's request. Notwithstanding the foregoing, (i) InterCel shall not be required to include in any such registered offering more than 50% of the aggregate InterCel Common Stock held by all Selling Holders and
(ii) Selling Holders shall have no registration rights with respect to any offering registered on Form S-8, Form S-4 or comparable forms. In the event that Selling Holders shall have requested the inclusion of more than 50% of the InterCel Common Stock in any such offering, InterCel may include the InterCel Common Stock of the Selling Holders making such requests in proportion to the InterCel Common Stock so requested by each of them to be included in the proposed registration.


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

                 12.1.2.  Pro Rata Reduction

                 If a registration in which any Selling Holder has the right to participate pursuant to this Section 12.1 is an underwritten primary registration on behalf of InterCel, and the managing underwriters advise InterCel in writing that in their opinion the number of shares of InterCel Common Stock requested by Selling Holders to be included in such registration exceeds the number that can be sold in such offering, InterCel shall include in such registration (i) first, the InterCel Common Stock proposed to be sold by InterCel, and (ii) second, the InterCel Common Stock proposed to be sold by such Selling Holders and InterCel Common Stock proposed to be sold by any other equity owners exercising contractual registration rights in proportion to the number of shares of InterCel Common Stock so requested by each of them to be included.

          12.2. Registration Procedures

          InterCel shall have no obligation to include InterCel Common Stock held by any Selling Holder in a registration statement pursuant to Section 12.1 unless and until such Selling Holder shall have furnished InterCel with all information and statements about or pertaining to such Selling Holder in such reasonable detail and on such timely basis as is reasonably deemed by InterCel to be necessary or appropriate with respect to the preparation of the registration statement. Whenever any Selling Holder has requested that any InterCel Common Stock be included in a registration statement pursuant to Section 12.1, InterCel shall, as expeditiously as reasonably practicable:

                     (a)         prepare and file with the
Securities and Exchange Commission a registration statement with respect to such InterCel Common Stock and use reasonable efforts to cause such registration statement to become effective as soon as reasonably practicable thereafter;

                    (b)          prepare and file with the
Securities and Exchange Commission such amendments and supplements to such registration statement and prospectus used in connection therewith as may be necessary to keep such registration statement effective for a period of not less than ninety days or until such Selling Holder has completed the distribution described in such registration statement, whichever occurs first;

                    (c)          furnish to such Selling Holder
such number of copies of such registration statement, each amendment and supplement thereto, the prospectus included in such registration statement (including each preliminary prospectus), and such other Documents as such Selling Holder may reasonably request;

                    (d)          use its reasonable efforts to
register or qualify such InterCel Common Stock under other securities or blue sky laws of the same jurisdictions in which InterCel is registering or qualifying the InterCel Common Stock for sale for its own account in such registered offering, and to maintain such registrations and qualifications effective for a period of ninety days or until such Selling Holder has completed the distribution of such InterCel Common Stock, whichever occurs first, and to do any and all other reasonable acts and things that may be necessary or advisable to enable such Selling Holder to consummate the disposition in such jurisdictions of such InterCel Common Stock (but InterCel will not be required to (i) qualify generally to do business in any jurisdiction where it would not be required but for this Section 12.2, (ii) subject itself to taxation in any such jurisdiction, (iii) file any general consent to service of process in any such jurisdiction, or (iv) take any other action that InterCel, in its sole discretion, determines to be unreasonable or impracticable); provided, however, that notwithstanding anything to the contrary in this Business Combination Agreement with respect to bearing of expenses, if any such jurisdiction shall require that expenses incurred in connection with the qualification of such InterCel Common Stock in that jurisdiction be borne in part or full by such Selling Holder, then such Selling Holder shall pay such expenses to the extent required by such jurisdiction;

                    (e) notify such Selling Holder, at any time when a prospectus relating thereto is required to be delivered under the Securities Act within the period that InterCel is required to keep the registration statement effective, of the happening of any event as a result of which the prospectus included in any such registration statement contains an untrue statement of a material fact or omits any fact necessary to make the statements therein not misleading, and prepare a supplement or amendment to such prospectus so that, as thereafter delivered to the purchasers of such InterCel Common Stock, such prospectus will not contain an untrue statement of a material fact or omit to state any fact necessary to make the statements therein not misleading;

                    (f)          cause all such InterCel Common
Stock to be listed on securities exchanges, if any, on which similar securities issued by InterCel are then listed;

                    (g)          provide a transfer agent and
registrar for all such InterCel Common Stock not later than the effective date of such registration statement; and

                    (h) make available for inspection by such Selling Holder, by any underwriter participating in any distribution pursuant to such registration statement, and by any attorney, accountant, or other agent retained by such Selling Holder or by any such underwriter, all financial and other records, pertinent corporate documents, and properties (other than confidential intellectual property) of InterCel.

          12.3.  Holdback Agreement

          In the event that InterCel effects an underwritten public offering of any InterCel Common Stock, each Selling Holder agrees, if requested by the managing underwriters, not to effect any public sale or distribution, including any sale pursuant to Rule 144 under the Securities Act, of any InterCel Common Stock (except as part of such underwritten offering) during the 90-day period commencing with the effective date of the registration statement for such offering.
          12.4.  Registration Expenses

                 12.4.1.  Selling Holder Expenses

                 If, pursuant to Section 12.1, InterCel Common Stock owned by any Selling Holder is included in a registration statement, then such Selling Holder shall pay all transfer taxes, if any, relating to the sale of its InterCel Common Stock, the fees and expenses of its own counsel, and its pro rata portion of any underwriting discounts or commissions or the equivalent thereof.

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

                 12.4.2.  InterCel Expenses

                 Except for the fees and expenses specified in
Section 12.4.1 and except as provided below in this Section 12.4.2, InterCel shall pay all expenses incident to the registration and to InterCel's performance of or compliance with these registration provisions, including, without limitation, all registration and filing fees, fees and expenses of compliance with securities or blue sky laws, underwriting discounts, fees and expenses (other than such Selling Holder's pro rata portion of any underwriting discounts or commissions or the equivalent thereof), printing expenses, messenger and delivery expenses, and fees and expenses of counsel for InterCel and all independent certified public accountants and other persons retained by InterCel. With respect to any registration pursuant to Section 12.1, InterCel shall pay its internal expenses (including, without limitation, all salaries and expenses of its officers and employees performing legal or accounting duties) and the expenses and fees for listing the securities to be registered on exchanges on which similar securities issued by InterCel are then listed.
                 12.4.3.  Indemnification

                 In the event that any shares of InterCel Common Stock owned by a Selling Holder are sold by means of a registration statement pursuant to Section 12.1, InterCel agrees to indemnify and hold harmless such Selling Holder, each of its partners, officers, and directors, and each person, if any, who controls or may control such Selling Holder within the meaning of the Securities Act (such Selling Holder, its partners, officers, and directors, and any such other persons being hereinafter referred to individually as a "Selling Holder Indemnified Person" and collectively as "Selling Holder Indemnified Persons") from and against all Claims based upon, arising out of, or resulting from any untrue statement of a material fact contained in the registration statement or any omission to state therein a material fact necessary to make the statements made therein, in the light of the circumstances under which they were made, not misleading, except insofar as such Claim is based upon, arises out of, or


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

results from information furnished to InterCel by or on behalf of any Selling Holder for use in connection with the registration statement. Such Selling Holder agrees to indemnify and hold harmless all InterCel Indemnified Persons from and against all Claims based upon, arising out of, or resulting from any untrue statement of a material fact contained in the registration statement or any omission to state therein a material fact necessary in order to make the statement made therein, in the light of the circumstances under which they were made, not misleading, to the extent that such Claim is based upon, arises out of, or results from information furnished to InterCel by such Selling Holder for use in connection with the registration statement. The indemnification set forth herein shall be in addition to any liability InterCel or such Selling Holder may otherwise have to the Selling Holder Indemnified Persons or InterCel Indemnified Persons. Promptly after actually receiving notice of any Claim in respect of which a Selling Holder Indemnified Person or InterCel Indemnified Person may seek indemnification under this Section 12.4, such Selling Holder Indemnified Person or InterCel Indemnified Person shall submit written notice thereof to either InterCel or such Selling Holder, as the case may be (sometimes being hereinafter referred to as an "Indemnifying Person"). The omission of the Selling Holder Indemnified Person or InterCel Indemnified Person so to notify the Indemnifying Person of any such Claim shall not relieve the Indemnifying Person from any liability it may have hereunder except to the extent that (i) such liability was caused or increased by such omission, or (ii) the ability of the Indemnifying Person to reduce such liability was materially adversely affected by such omission. In addition, the omission of the Selling Holder Indemnified Person or InterCel Indemnified Person so to notify the Indemnifying Person of any such Claim shall not relieve the Indemnifying Person from any liability it may have otherwise than hereunder. The Indemnifying Person shall have the right to undertake, by counsel or representatives of its own choosing, the defense, compromise or settlement (without admitting liability of the Selling Holder Indemnified Person or InterCel Indemnified Person) of any such Claim asserted, such defense, compromise, or settlement to be undertaken at the expense and risk of the Indemnifying Person, and the Selling Holder Indemnified Person or InterCel Indemnified Person shall have the right to engage separate counsel, at its own expense, whom counsel for the Indemnifying Person shall keep informed and consult with in a reasonable manner. In the event the Indemnifying Person shall elect not to undertake such defense by its own representatives, the


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

Indemnifying Person shall give prompt written notice of such election to the Selling Holder Indemnified Person or InterCel Indemnified Person, and the Selling Holder Indemnified Person or InterCel Indemnified Person shall undertake the defense, compromise, or settlement (without admitting liability of the Selling Holder Indemnified Person or InterCel Indemnified Person) thereof on behalf of and for the account and risk, and at the expense (including reasonable attorneys fees), of the Indemnifying Person by counsel or other representatives designated by the Selling Holder Indemnified Person or InterCel Indemnified Person. In the event that any Claim shall arise out of a transaction or cover any period or periods wherein InterCel and such Selling Holder shall each be liable hereunder for part of the liability or obligation arising therefrom, then the parties shall, each choosing its own counsel and bearing its own expenses, defend such Claim, and no settlement or compromise of such Claim may be made without the joint consent or approval of InterCel and such Selling Holder. Notwithstanding the foregoing, no Indemnifying Person shall be obligated hereunder with respect to amounts paid in settlement of any Claim if such settlement is effected without the consent of such Indemnifying Person (which consent shall not be unreasonably withheld).

13.  MISCELLANEOUS

          13.1.  Additional Actions and Documents

          Each of the parties hereto hereby agrees to take or cause to be taken such further actions, to execute, deliver and file or cause to be executed, delivered and filed such further Documents, and will obtain such consents, as may be necessary or as may be reasonably requested in order to fully effectuate the purposes, terms and conditions of this Business Combination Agreement.

          13.2.  No Brokers

          Each of the parties hereto represents and warrants to the other parties (and to each of them) that such party has not engaged any broker, finder or agent in connection with the transactions contemplated by this Business Combination Agreement and has not incurred (and will not incur) any unpaid liability to any broker, finder or agent for any brokerage fees, finders' fees or commissions, with respect to the transactions contemplated by this Business Combination Agreement. Each party agrees to indemnify, defend and hold harmless each of the other parties from and against any and all claims asserted against such parties for any such fees or commissions by any persons purporting to act or to have acted for or on behalf of the indemnifying party.

          13.3.  Expenses

          Subject to the provisions of Sections 3.1.2, 10 and 12 and to the Agreement of Limited Partnership of Powertel dated October 26, 1994, as amended, each party hereto shall pay its own expenses in connection with this Business Combination Agreement and the transactions contemplated hereunder, including the raising of at least two hundred million dollars in offerings by InterCel of InterCel Common Stock and/or debt obligations (including all legal and accounting fees, disbursements, and internal personnel and overhead costs).

          13.4.  Assignment

          InterCel shall have the right to assign its rights and obligations under this Business Combination Agreement, in whole or in part, to an Affiliate or to designate any of its Affiliates (to the extent permitted by Law) to receive directly the Partnership Interests and the Common Stock to be acquired hereunder or to exercise any of the rights of InterCel, or to perform any of its obligations. Except as set forth above, neither Powertel,

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

InterCel, any Partner nor any Stockholder shall assign its respective rights and obligations under this Business Combination Agreement, in whole or in part, whether by operation of law or otherwise, without the prior written consent of the other parties hereto, and any such assignment contrary to the terms hereof shall be null and void and of no force and effect. In no event shall the assignment by Powertel, InterCel, any Partner or any Stockholder of its respective rights or obligations under this Business Combination Agreement, whether before or after the Closing, release Powertel, InterCel, such Partner or such Stockholder from its respective liabilities and obligations hereunder.

          13.5.  Entire Agreement; Amendment

          This Business Combination Agreement, including the Disclosure Schedules, the Exhibits and other Documents referred to herein or Furnished pursuant hereto, constitutes the entire Agreement among the parties hereto with respect to the transactions contemplated herein, and it supersedes all prior oral or written Agreements, commitments or understandings with respect to the matters provided for herein. No amendment, modification or discharge of this Business Combination Agreement shall be valid or binding unless set forth in writing and duly executed and delivered by the party against whom enforcement of the amendment, modification, or discharge is sought.

          13.6.  Waiver

          No delay or failure on the part of any party hereto in exercising any right, power or privilege under this Business Combination Agreement or under any other Documents Furnished in connection with or pursuant to this Business Combination Agreement shall impair any such right, power or privilege or be construed as a waiver of any default or any acquiescence therein. No single or partial exercise of any such right, power or privilege shall preclude the further exercise of such right, power or privilege, or the exercise of any other right, power or privilege. No waiver shall be valid against any party hereto unless made in writing and signed by the party against whom enforcement of such waiver is sought and then only to the extent expressly specified therein.

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

          13.7.  Consent to Jurisdiction

                 (a) This Business Combination Agreement and the duties and obligations of InterCel, Powertel, the Partners and the Stockholders hereunder and under each of the Documents referred to herein shall be enforceable against any of InterCel, Powertel, the Partners or the Stockholders in the courts of the United States and of the States of Delaware and Georgia. For such purpose, InterCel, Powertel, each of the Partners and each of the Stockholders hereby irrevocably submit to the non-exclusive jurisdiction of such courts, and agree that all claims in respect of this Business Combination Agreement and such other Documents may be heard and determined in any of such courts.

                 (b)          Each of the Partners listed on
Exhibit A and each of the Stockholders hereby agree to submit to the jurisdiction of any court with respect to any Claim which is asserted against, resulting to, imposed upon or incurred by any InterCel Indemnified Person and which gives rise to liability of any such Partner or any Stockholder under or pursuant to this Business Combination Agreement or the transactions contemplated hereby, other than any liability arising from any provision of
Section 5 or in the Powertel Disclosure Schedule (with respect to
Section 5); provided, however, that such submission to jurisdiction shall be solely for the purpose of being obligated to make a contribution pursuant to Section 10.2(d).

                 (c)          InterCel, Powertel, each of the
Partners and each of the Stockholders hereby irrevocably agree that a final judgment of any of the courts specified above in any action or proceeding relating to this Business Combination Agreement or to any of the other Documents referred to herein or therein shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.



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          13.8.  Severability

          If any part of any provision of this Business Combination Agreement or any other Agreement or document given pursuant to or in connection with this Business Combination Agreement shall be invalid or unenforceable in any respect, such part shall be ineffective to the extent of such invalidity or unenforceability only, without in any way affecting the remaining parts of such provision or the remaining provisions of this Business Combination Agreement.

          13.9.  Governing Law

          This Business Combination Agreement, the rights and obligations of the parties hereto, and any claims or disputes relating thereto, shall be governed by and construed in accordance with the laws of the State of Delaware (excluding the choice of law rules thereof).

          13.10.  Notices

          All notices, demands, requests, or other communications which may be or are required to be given, served, or sent by any party to any other party pursuant to this Business Combination Agreement shall be in writing and shall be hand delivered, sent by overnight courier or mailed by first-class, registered or certified


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

mail, return receipt requested, postage prepaid, or transmitted by telegram, telecopy or telex, addressed as follows:



          (i)          If to InterCel:

                       Allen E. Smith
                       President and Chief Executive Officer
                       InterCel, Inc.
                       1239 O.G. Skinner Drive
                       West Point, Georgia  31833
                       Telecopy:  (706) 645-9523

          with a copy (which shall not constitute notice) to:

                       Kimberley E. Thompson, Esq.
                       Hogan & Hartson L.L.P.
                       555 Thirteenth Street, N.W.
                       Washington, D.C.  20004
                       Telecopy:  (202) 637-5910



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

          (ii)         If to Powertel and the Partners, to
                       the address listed under each
                       Partner's name on Exhibit A or
                       Exhibit B.


          (iii)        If to Stockholders, to the address
                       listed under each Stockholder's name
                       on Exhibit B.

Each party may designate by notice in writing a new address to which any notice, demand, request or communication may thereafter be so given, served or sent. Each notice, demand, request, or communication which shall be hand delivered, sent, mailed, telecopied or telexed in the manner described above, or which shall be delivered to a telegraph company, shall be deemed sufficiently given, served, sent, received or delivered for all purposes at such time as it is delivered to the addressee (with the return receipt, the delivery receipt, or (with respect to a telecopy or telex) the answerback being deemed conclusive, but not exclusive, evidence of such delivery) or at such time as delivery is refused by the addressee upon presentation.

          13.11.  Headings

          Section headings contained in this Business Combination Agreement are inserted for convenience of reference only, shall not be deemed to be a part of this Business Combination Agreement for any purpose, and shall not in any way define or affect the meaning, construction or scope of any of the provisions hereof.



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

          13.12.  Execution in Counterparts

          To facilitate execution, this Business Combination Agreement may be executed in as many counterparts as may be required. It shall not be necessary that the signatures of, or on behalf of, each party, or that the signatures of all persons required to bind any party, appear on each counterpart; but it shall be sufficient that the signature of, or on behalf of, each party, or that the signatures of the persons required to bind any party, appear on one or more of the counterparts. All counterparts shall collectively constitute a single Agreement. It shall not be necessary in making proof of this Business Combination Agreement to produce or account for more than a number of counterparts containing the respective signatures of, or on behalf of, all of the parties hereto.

          13.13.  Limitation on Benefits

          The covenants, undertakings and agreements set forth in this Business Combination Agreement shall be solely for the benefit of, and shall be enforceable only by, the parties hereto and their respective successors, heirs, executors, administrators, legal representatives and permitted assigns, except that the Agreements set forth in Section 10 also shall be for the benefit of, and enforceable by, InterCel Indemnified Persons, Powertel Indemnified Persons and their respective successors, heirs, executors, administrators, legal representatives or permitted assigns and the Agreements set forth in Section 12.4.3 also shall be for the benefit of, and enforceable by, InterCel Indemnified Persons, Selling Holder Indemnifed Persons and their respective successors, heirs, executors, administrators, legal representatives or permitted assigns.



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          13.14.  Binding Effect

          Subject to any provisions hereof restricting assignment, this Business Combination Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors, heirs, executors, administrators, legal representatives and assigns.

          13.15.  Construction

          Each of the parties hereto hereby acknowledges that all parties hereto participated substantially in the negotiation and drafting of this Business Combination Agreement and that, accordingly, no court construing this Business Combination
Agreement shall construe it more stringently against one party than against the other.



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



          IN WITNESS WHEREOF, the parties hereto have duly executed this Business Combination Agreement, or have caused this Business
Combination Agreement to be duly executed on their behalf, as of the day and year first above written.


[Corporate Seal]         INTERCEL, INC.

Attest:
                         By:/s/ Allen E. Smith
                            Name:   Allen E. Smith
                            Title:  President and Chief
                                    Executive Officer


[Corporate Seal]         POWERTEL PCS PARTNERS, L.P.

                         By:  ITC Personal Communications,
                              Inc., a general partner
Attest:
                         By:/s/ Campbell B. Lanier, III
                         Name:     Campbell B. Lanier, III
                         Title:    Chairman


                         THE PARTNERS:

[Corporate Seal]         INTERCEL PCS SERVICES, INC.

Attest:
                         By:/s/ Allen E. Smith
                            Name:  Allen E. Smith
                            Title: President and Chief
                                   Executive Officer


[Corporate Seal]         ITC PERSONAL COMMUNICATIONS, INC.

Attest:

                         By:/s/ Campbell B. Lanier, III
                            Name:  Campbell B. Lanier, III
                            Title: Chairman

[Corporate Seal]         MPX SYSTEMS, INC.

Attest:

                         By:/s/ Michael D. Blackwell
                            Name:  Michael D. Blackwell
                            Title: Executive Vice President
                                   and General Manager




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

[Corporate Seal]          SOUTH ATLANTIC PCS CORPORATION

Attest:

/s/ Sandra P. Barber      By:/s/ Donald W. Burton
                             Name:  Donald W. Burton
                             Title: President


[Corporate Seal]          NEIPCS INC.

Attest:

                          By:/s/ Robert A. Dolson
                             Name:  Robert A. Dolson
                             Title: President


[Corporate Seal]            CIV PCS INVESTMENT CORP.

Attest:

/s/ Stacey S. McKittrick   By:/s/ G. Jackson Tankersley, Jr.
                           Name:  G. Jackson Tankersley, Jr.
                           Title: President


[Seal]                     BESSEMER VENTURE PARTNERS III L.P.

                           By:  Deer III & Co., its general
partner

Witness:
                           /s/ Robert H. Buescher
                           Robert H. Buescher, a general partner


[Seal]                     SOUTHCOAST PCS PARTNERSHIP, LTD.

                           By:  Southcoast PCS Corporation, its
Attest:                         general partner

/s/ Robert R. Kreis        By:/s/ W. Radford Lovett, II
                             Name:  W. Radford Lovett, II
                              Title: President

                              THE STOCKHOLDERS:

[Corporate Seal]           ITC HOLDING COMPANY, INC.

Attest:

                           By:/s/ Campbell B. Lanier, III
                              Name:  Campbell B. Lanier, III
                              Title: Chairman
73

[Seal]                  SOUTH ATLANTIC VENTURE
                        FUND II, LIMITED PARTNERSHIP

                        By:  South Atlantic Venture Partners II,
       Limited Partnership, its general partner
Attest:

/s/ Sandra P. Barber    By:/s/ Donald W. Burton
                            Name:  Donald W. Burton
                            Title: General Partner


[Seal]                  SOUTH ATLANTIC VENTURE
                        FUND III, LIMITED PARTNERSHIP

                        By:  South Atlantic Venture Partners III,
            Limited Partnership, its general partner
Attest:

/s/ Sandra P. Barber    By:/s/ Donald W. Burton
                           Name:  Donald W. Burton
                           Title: General Partner


[Seal]                  THE BURTON PARTNERSHIP,
                        LIMITED PARTNERSHIP

Attest:

/s/ Sandra P. Barber    By:/s/ Donald W. Burton
                           Name:  Donald W. Burton
                           Title: General Partner


[Seal]                  THE CHARITABLE REMAINDER
                        EDUCATION TRUST III

Attest:

                        By:/s/ O. Gene Gabbard
                           Name:  O. Gene Gabbard
                           Title: Trustee


Witness:                WILLIAM SCOTT MILLER
                        REVOCABLE FAMILY TRUST DATED
                        MAY 3, 1994

/s/ Lisa A. Clouse      By:/s/ W. Scott Miller
                           Name:  W. Scott Miller
                           Title: Trustee
Witness:

/s/ Lisa A. Clouse         /s/ Sandra P. Barber
                           Sandra P. Barber

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

[Corporate Seal]        WITOCO VENTURE CORPORATION
Attest:

/s/ Sandra P. Barber    By:/s/ J. Thomas Touchton
                           Name:  J. Thomas Touchton
                           Title: Chairman


[Corporate Seal]        NATIONAL ENTERPRISES INC.

Attest:

                        By:/s/ Robert A. Dolson
                           Name:  Robert A. Dolson
                           Title: President

Witness:
                           /s/ William S. White
                           William S. White

Witness:
                           /s/ Charles B. Webb
                           Charles B. Webb

Witness:                   RIDGWAY H. WHITE

                        By:/s/ William S. White
                           Name:  William S. White
                           Title: Custodian for Ridgway H. White
                                  under the Michigan Uniform Gift
                                  to Minors Act


Witness:                   ELIZABETH R. WEBB
                           REVOCABLE TRUST DATED 8/8/88

                        By:/s/ Charles B. Webb
                           Name: Charles B. Webb
                           Title: Trustee

[Seal]                  CENTENNIAL FUND IV, L.P.

                        By:  Centennial Holdings IV, L.P.,
                             its general partner
Witness:

/s/ Stacey S. McKittrick     /s/ G. Jackson Tankersley, Jr.
                             G. Jackson Tankersley, Jr., a
                             general partner



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INDEX TO EXHIBITS



Exhibit                    Title               Section Reference
A            Partners, Partnership Interests       Preamble
             and Shares of InterCel Common
             Stock to be Received

B            Stockholders, Stock Ownership,        Preamble
             Partners, Partnership Interests
             and Shares of Common Stock to be
             Received

C            Definitions                           Section 1

D            Form of Opinion of InterCel's         Sections 7.6
             Counsel                                 and 9.5

E            Form of Opinion of Counsel for        Sections 8.6
             Partners Listed on Exhibit A             and 9.2


F            Form of Opinion of Counsel for        Sections 8.6
             Partners Listed on Exhibit B            and 9.2

G            Form of Amendment to Restated         Section 2.2.2
             Certificate of Incorporation of
             InterCel

H            Form of Assignment Agreement          Section 9.3(a)


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                            EXHIBIT A


                                             Shares of InterCel
Partner's Name                 Partnership    Common Stock to be
and Address                     Interest          Received


InterCel PCS Services, Inc.       13.396%             0
1239 O.G. Skinner Drive
West Point, Georgia  31833
FAX no.: 706/645-9523
Attn:  Allen E. Smith


MPX Systems, Inc.                  40.188%        4,494,892
440 Knox Abbott Drive, Suite 240
Cayce, South Carolina  29033
FAX no.: 803/343-2387
Attn:  Michael D. Blackwell



Bessemer Venture Partners III L.P.  1.730%          193,507
1025 Old Country Road, Suite 205
Westbury, New York  11590
FAX no.: 516/997-2371
Attn: Robert H. Buescher


Southcoast PCS Partnership, Ltd.    0.346%           38,701
1010 East Adams Street
Jacksonville, Florida  32202
FAX no.: 904/634-0633
Attn: W. Radford Lovett, II

EXHIBIT B


                                                  Shares of
                                   Stock          InterCel
                                 Ownership         Common          Partners
Stockholder's Name               (number of      Stock to be       Name and                        Partnership
and Address                       shares)         Received         Address                         Interest

ITC Holding Company, Inc.               100       2,338,671        ITC Personal                     20.910%
1239 O.G. Skinner Drive                                            Communications, Inc.
West Point, Georgia  31833                                         1239 O. G. Skinner Drive
FAX no.: 706/643-5067                                              West Point, Georgia  31833
Attn:  Campbell B. Lanier, III


South Atlantic Venture Fund, II   1,000,000         464,417        South Atlantic PCS               13.396%
Limited Partnership                                                Corporation
614 W. Bay Street, Suite 200                                       614 W. Bay Street, Suite 200
Tampa, Florida  33606                                              Tampa, Florida  33606
FAX no.:  813/253-2360                                             FAX no.:  813/253-2360
Attn:  Donald W. Burton                                            Attn:  Donald W. Burton

South Atlantic Venture Fund       1,000,000
III, Limited Partnership
614 W. Bay Street, Suite 200
Tampa, Florida  33606
FAX no.:  813/253-2360
Attn:  Donald W. Burton

The Burton Partnership,           1,000,000         464,417
Limited Partnership
614 W. Bay Street, Suite 200
Tampa, Florida  33606
FAX no.:  813/253-2360
Attn:  Donald W. Burton

The Charitable Remain-der           176,191          81,826
Education Trust III
614 W. Bay Street, Suite 200
Tampa, Florida  33606
FAX no.:  813/253-2360
Attn:  Donald W. Burton

William Scott Miller Revocable        8,333           3,870
Family Trust dated May 3, 1994
614 W. Bay Street, Suite 200
Tampa, Florida  33606
FAX no.:  813/253-2360
Attn:  W. Scott Miller

Sandra P. Barber                      8,333           3,870
614 W. Bay Street, Suite 200
Tampa, Florida  33606
FAX no.:  813/253-2360

Witoco Venture Corporation           33,333          15,481
One Tampa City Center
Suite 3405
Tampa, Florida  33602
FAX no.:  813/221-2041


                                  3,226,190       1,498,298




78



National Enterprises Inc.           785,000         607,612        NEIPCS Inc.                      5.882%
535 North New Ballas                                               535 North New Basslas
St. Louis, Missouri  63141                                         St. Louis, Missouri  63141
FAX no.: 314/997-2451                                              FAX no.:  314/997/2451
Attn: Robert A. Dolson                                             Attn:  Robert A. Dolson

William S. White                     10,000           7,740
c/o MFO Management Company
1802 Genesee Tower
Flint, Michigan  48502
FAX no.:  810/767-1207

Charles B. Webb                      10,000           7,740
c/o MFO Management Company
1802 Genesee Tower
Flint, Michigan  48502
FAX no.:  810/767-1207

Ridgway H. White                     20,000          15,481
c/o MFO Management Company
1802 Genesee Tower
Flint, Michigan  48502
FAX no.:  810/767-1207

Elizabeth R. Webb Revocable          25,000          19,351
Trust Dated 8/8/88
c/o MFO Management Company
1802 Genesee Tower
Flint, Michigan  48502
FAX no.:  810/767-1207

                                  __________
                                    850,000         657,924



Centennial Fund IV, L.P.          60,384.47         464,417        CIV PSC Investment Corp.         4.152%
1999 Broadway, Suite 2100                                          1999 Broadway, Suite 2100
Denver, Colorado  80202                                            Denver, Colorado  80202
FAX no.: 303/292-3512                                              FAX no.:  303/292-3512
Attn: Blair P. Whitaker                                            Attn:  Blair P. Whitaker



                          EXHIBIT C
                        Definitions

          "Affiliate" means: (a) with respect to a person, any member of such person's family; (b) with respect to an entity, any officer, director, stockholder, partner or investor of or in such entity or of or in any Affiliate of such entity; and (c) with respect to a person or entity, any person or entity which directly or indirectly, through one or more intermediaries, Controls, is Controlled by, or is under common Control with such person or entity.

          "Agreement" means any concurrence of understanding and intention between two or more persons (or entities) with respect to their relative rights and/or obligations or with respect to a thing done or to be done (whether or not conditional, executory, express, implied, in writing or meeting the requirements of contract), including, without limitation, contracts, leases, promissory notes, covenants, easements, rights of way, covenants, commitments, arrangements and understandings.

          "Assets" means assets of every kind and everything that is or may be available for the payment of liabilities (whether inchoate, tangible or intangible), including, without limitation, real and personal property.
          "Business Combination" shall mean the business combination of Powertel with InterCel pursuant to the Business Combination Agreement.

          "Business Combination Agreement" means this Business
Combination Agreement, including the Disclosure Schedules and all Exhibits hereto.

          "Claims" means all demands, claims, actions or causes of action, assessments, losses, damages (including, without limitation, diminution in value), liabilities, costs and expenses, including, without limitation, interest, penalties and attorneys' fees and disbursements.

          "Closing" means the closing of the Business Combination pursuant to the Business Combination Agreement.


          "Closing Date" means such time and date as shall be mutually agreed upon by InterCel, Powertel, the Partners and the Stockholders.

          "Code" means the Internal Revenue Code of 1986, as amended, and all Laws promulgated pursuant thereto or in connection therewith.

          "Common Stock" means all of the issued and outstanding shares of common stock of the Partners owned by the Stockholders.

          "Control" means possession, directly or indirectly, of power to direct or cause the direction of management or policies (whether through ownership of voting securities, by Agreement or otherwise).
          "Documents" means any paper or other material (including, without limitation, computer storage media) on which is recorded (by letters, numbers or other marks) information that may be evidentially used, including, without limitation, legal opinions, mortgages, indentures, notes, instruments, leases, Agreements, insurance policies, reports, studies, financial statements (including, without limitation, the notes thereto), other written financial information, schedules, certificates, charts, maps, plans, photographs, letters, memoranda and all similar materials.

          "Effective Time" shall have the meaning set forth in Section
2.1.

          "Encumbrance" means any mortgage, lien, pledge, encumbrance, security interest, deed of trust, option, encroachment, reservation, order, decree, judgment, condition, restriction, charge, Agreement, claim or equity of any kind.

          "Exchange Act" means the Securities Exchange Act of 1934, as amended, and all Laws promulgated pursuant thereto or in connection therewith.

          "Exhibit" means an exhibit attached to the Business
Combination Agreement.

          "Furnished" means supplied, delivered or provided in any way.

          "Hart-Scott-Rodino" means the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and all Laws promulgated pursuant thereto or in connection therewith.

          "Income Taxes" means any and all liability for any taxes imposed on the income of a corporation, including without limitation, any liability under the Code and all federal, state, local, and foreign income, profits, gross receipts, and unitary taxes or similar taxes or other assessments imposed with respect thereto, and all transfer taxes and other taxes or assessments imposed as a result of the Business Combination, and any interest, penalties, or additions in respect of any such tax.

          "Indemnifying Person" shall have the meaning set forth in
Section 12.4.3.

          "InterCel" means InterCel, Inc., a Delaware corporation.

          "InterCel Common Stock" means the common stock, par value $0.01 per share, of InterCel.

          "InterCel Disclosure Schedule" means the disclosure schedule specified as the InterCel Disclosure Schedule to the Business
Combination Agreement.

          "InterCel Indemnified Persons" means InterCel and its
Affiliates, employees, representatives, agents, officers and directors.

          "InterCel Licenses" means all of the franchises, licenses, permits, consents, certificates and other authorizations issued by the Regulatory Authorities in connection with the Assets and business of InterCel.

          "InterCel Tax Returns" means all federal, state, local, foreign and other applicable tax returns, declarations of estimated tax reports required to be filed by InterCel (without regard to extensions of time permitted by law or otherwise).

          "Laws" means all foreign, federal, state and local statutes, laws, ordinances, regulations, rules, resolutions, orders, determinations, writs, injunctions, awards (including, without limitation, awards of any arbitrator), judgments and decrees applicable to the specified persons or entities and to the businesses and Assets thereof (including, without limitation, Laws relating to securities registration and regulation; the sale, leasing, ownership or management of real property; employment practices, terms and conditions, and wages and hours; building standards, land use and zoning; safety, health and fire prevention; and environmental protection, including Environmental Laws).

          "Ordinary Course of Business" means ordinary course of business consistent with prudent business operations.

          "Partner Tax Returns" means all federal, state, local, foreign and other applicable tax returns, declarations of estimated tax reports required to be filed by a Partner (without regard to extensions of time permitted by law or otherwise).

          "Partners" means the Partners of Powertel specified on Exhibits A and B attached to the Business Combination Agreement.

          "Partnership Interests" means all of the partnership interests of Powertel.

          "Powertel" means Powertel PCS Partners, L.P., a Delaware limited partnership.

          "Powertel Disclosure Schedule" means the disclosure schedule specified as the Powertel Disclosure Schedule to the Business
Combination Agreement.


          "Powertel Indemnified Persons" means Powertel and its
Affiliates, employees, representatives, agents, officers and directors.

          "Powertel Licenses" means all of the franchises, licenses, permits, consents, certificates and other authorizations issued by the Regulatory Authorities in connection with the Assets and business of Powertel, including, without limitation, the PCS licenses for the following major trading areas: Memphis, Tennessee/Jackson, Mississippi (M028), Birmingham, Alabama (M029), and Jacksonville, Florida (M037).

          "Powertel Partnership Agreement" means the Agreement of
Limited Partnership dated October 26, 1994, as amended by the First Amendment of Limited Partnership Agreement of Powertel PCS Partners, L.P., dated as of June 7, 1995.

          "Powertel Tax Returns" means all federal, state, local, foreign and other applicable tax returns, declarations of estimated tax reports required to be filed by Powertel (without regard to extensions of time permitted by law or otherwise).

          "Proposal" means any proposal, offer or indication of interest from any person, entity or group relating to any acquisition or business combination of all or (other than in the Ordinary Course of Business) any portion of the assets of, or any equity in, Powertel or any business combination with Powertel, other than the transactions contemplated by the Business Combination Agreement.

          "Regulatory Authority" means the Federal Communications Commission and any other governmental or supragovernmental authority or instrumentality, including, without limitation, any other federal, state or local communications regulatory authority regulating or having jurisdiction over Powertel and its business or InterCel and its business, as applicable.

          "Section" means a Section (or a subsection) of the Business Combination Agreement.

          "Securities Act" means the Securities Act of 1933, as amended, and all Laws promulgated pursuant thereto or in connection therewith.

          "Selling Holder" means each Partner listed on Exhibit A to the Business Combination Agreement and each Stockholder.

          "Selling Holder Indemnified Persons" means the Selling
Holders and their respective partners, officers and directors, and each person, if any, who controls or may control a Selling Holder within the meaning of the Securities Act.

          "Stockholders" means the Stockholders of the Partners specified on Exhibit B attached to the Business Combination Agreement.

          "Subsidiary" means a corporation or other entity of which at least 80% of the outstanding securities or other interests having rights to vote or otherwise exercise Control are held, directly or indirectly, by Powertel.

          "Tax Data" shall have the meaning set forth in Section
3.3.1.

          "Tax Documentation" shall have the meaning set forth in
Section 3.3.1.

          "Tax Returns" means any return, report, information return, or other documents (including any related supporting schedules, statements, or information) filed or required to be filed with any Tax authority or government entity in connection with the determination, assessment, or collection of any Income Taxes of any party or the administration of any laws, regulations, or administrative requirements relating to any Taxes defined herein.

          "Taxes" means all federal, state, local and foreign taxes (including, without limitation, income, profit, franchise, sales, use, real property, personal property, ad valorem, excise, employment, social security and wage withholding taxes) and installments of estimated taxes, assessments, deficiencies, levies, imports, duties, license fees, registration fees, withholdings, or other similar charges of every kind, character or description imposed by any governmental or quasi-governmental authorities, and any interest, penalties or additions to tax imposed thereon or in connection therewith.

                            TABLE OF CONTENTS
                                                          Page
1. DEFINITIONS                                              1
2. BUSINESS COMBINATION; EXCHANGE OF PARTNERSHIP
   INTERESTS AND COMMON STOCK                               2
          2.1. Effective Time                               2
          2.2. Receipt of InterCel Common Stock for
               Partnership Interests or Common Stock        2
3. ADDITIONAL AGREEMENTS, UNDERTAKINGS AND COVENANTS        2
          3.1. Consents and Approvals                       2
          3.1.1. General                                    2
          3.1.2. Hart-Scott-Rodino                          3
          3.1.3. Federal Communications Commission          3
          3.1.4. Stockholders' Meeting                      3
          3.2. Operation of Business of the Companies       4
          3.2.1. Preserve Business                          4
          3.2.2. Conduct Business in Ordinary Course        4
          3.2.3. Notice of Adverse Change                   4
          3.2.4. Books of Record and Account; Financial
                 Statements                                 5
          3.3. Taxes                                        5
          3.3.1. Cooperation                                5
          3.3.2. Retention of Information                   5
          3.3.3. Tax Reporting                              6
          3.4. No Inconsistent Negotiations                 6

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

          3.5. News Releases                                7
          3.6. Subsequent Events                            7
          3.7. Notice of Litigation                         7
          3.8. Waiver of Transfer Restrictions              7
          3.9. Certificate of Incorporation                 7
          3.10. Directors                                   8
4. REPRESENTATIONS AND WARRANTIES OF POWERTEL, THE
   PARTNERS AND THE STOCKHOLDERS                            8
          4.1. Organization and Standing                    8
          4.2. Subsidiaries                                 9
          4.3. Certificate of Limited Partnership and
               Limited Partnership Agreement                9
          4.4. Capitalization                               9
          4.5. Financial Statements                         9
          4.6. Reports and Records                         10
          4.7. Powertel Licenses                           10
          4.8. Taxes                                       11
          4.8.1. Filed Returns                             11
          4.8.2. Tax Liability                             11
          4.8.3. Tax Audits                                11
          4.8.4. Tax Returns                               11
          4.8.5. Miscellaneous                             12
          4.9. Restrictions and Consents                   12
          4.10. Authorization                              12
          4.11. Absence of Violation                       13
          4.12. Binding Obligation                         13

5. REPRESENTATIONS AND WARRANTIES OF EACH PARTNER AND
   EACH STOCKHOLDER                                        13
          5.1. Title to Partnership Interests and Common
               Stock                                       14
          5.1.1. Title to Partnership Interests            14
          5.1.2. Title to Common Stock                     14
          5.2. Capacity and Authorization                  14
          5.3. Restrictions and Consents                   15
          5.4. Binding Obligation                          15
          5.5. Transfer of Title                           15
          5.6. Private Placement of Securities             16
          5.6.1. Review of Documents                       16
          5.6.2. Opportunity to Request Information        16
          5.6.3. No Reliance on Advertisement              16
          5.6.4. Experience in Financial and Business
                 Matters                                   16
          5.6.5. Acquisition for Investment                17
          5.6.6. No Resale or Transfer                     17
          5.6.7. Recognition of Certain Risks              17
          5.6.8. Eligibility for Investment in InterCel
                 Common Stock                              17
          5.7. Information Regarding Certain Partners      18
          5.7.1. Organization and Standing                 18
          5.7.2. Subsidiaries                              18
          5.7.3. Certificate or Articles of Incorporation
                 and Bylaws                                18


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

          5.7.4. Capitalization                            18
          5.7.5. Financial Statements                      19
          5.7.6. No Liabilities                            19
          5.7.7. Taxes                                     20
          5.7.8. Assets and Activities                     21
          5.7.9. Books and Records                         21
          5.7.10. Litigation                               21
6. REPRESENTATIONS AND WARRANTIES OF INTERCEL              21
          6.1. Organization and Standing                   22
          6.2. Subsidiaries                                22
          6.3. Certificate of Incorporation and Bylaws     22
          6.4. Capitalization                              22
          6.5. Financial Statements                        23
          6.6. Reports and Records                         23
          6.7. InterCel Licenses                           24
          6.8. Taxes                                       24
          6.8.1. Filed Returns                             24
          6.8.2. Tax Liability                             25
          6.8.3. Tax Audits                                25
          6.8.4. Tax Returns                               25
          6.8.5. Miscellaneous                             25
          6.9. Restrictions and Consents                   25
          6.10. Authorization                              26
          6.11. Absence of Violation                       26
          6.12. Binding Obligation                         27



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

          6.13. No Registration Under the Securities Act  27
          6.14. Acquisition for Investment                27
          6.15. Evaluation of Merits and Risks of
                Investment                                27
7. CONDITIONS PRECEDENT TO OBLIGATIONS OF POWERTEL,
   THE PARTNERS AND THE STOCKHOLDERS                      28
          7.1. Representations and Warranties             28
          7.2. Performance                                28
          7.3. Legal Proceedings                          28
          7.4. Consents                                   29
          7.5. InterCel's Certificate                     29
          7.6. Opinion of InterCel's Counsel              29
          7.7. Documents at Closing                       29
          7.8. Financing                                  29
8. CONDITIONS PRECEDENT TO OBLIGATIONS OF INTERCEL        29
          8.1. Representations and Warranties             30
          8.2. Performance                                30
          8.3. Absence of Adverse Changes                 30
          8.4. Legal Proceedings                          30
          8.5. Partners' and Stockholders' Certificate    30
          8.6. Opinion of Partners' Counsel               31
          8.7. Financing                                  31
          8.8. Documents at Closing                       31
          8.9. Consents                                   31
          8.10. Stockholders' Approval                    31



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


9. CLOSING                                                31
          9.1. Closing of Sale and Business Combination   31
          9.2. Deliveries by the Stockholders             32
          9.3. Deliveries by the Partners                 32
          9.4. Deliveries by Powertel                     32
          9.5. Deliveries by InterCel                     33
10. SURVIVAL OF REPRESENTATIONS; INDEMNIFICATION;
    REMEDIES                                              33
          10.1. Survival of Representations               33
          10.2. Agreement of Powertel and Each Partner
                and Each Stockholder to Indemnify         33
          10.3. Agreement of InterCel to Indemnify        35
          10.4. Conditions of Indemnification             36
          10.5. Specific Performance                      37
          10.6. Remedies Cumulative                       37
11. TERMINATION                                           37
          11.1. Termination                               37
          11.2. Effect of Termination                     38
12. REGISTRATION RIGHTS                                   38
          12.1. Piggyback Registration Rights             38
          12.1.1. Request                                 38
          12.1.2. Pro Rata Reduction                      39
          12.2. Registration Procedures                   39
          12.3. Holdback Agreement                        41
          12.4. Registration Expenses                     41
          12.4.1. Selling Holder Expenses                 41
          12.4.2. InterCel Expenses                       41

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

          12.4.3. Indemnification                         41
13. MISCELLANEOUS                                         43
          13.1. Additional Actions and Documents          43
          13.2. No Brokers                                43
          13.3. Expenses                                  43
          13.4. Assignment                                44
          13.5. Entire Agreement; Amendment               44
          13.6. Waiver                                    44
          13.7. Consent to Jurisdiction                   45
          13.8. Severability                              45
          13.9. Governing Law                             46
          13.10. Notices                                  46
          13.11. Headings                                 47
          13.12. Execution in Counterparts                47
          13.13. Limitation on Benefits                   47
          13.14. Binding Effect                           47
          13.15. Construction                             48



93